EXHIBIT 10.1

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION

             STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
                (Do not use this form for Multi-Tenant Property)

1.   Basic Provisions ("Basic Provisions").

     1.1 Parties: This lease ("Lease"), dated for reference purposes only, October, 1998, is made by and between KILROY REALTY, L.P., a Delaware limited partnership ("Lessor") and BE AEROSPACE, INC., a Delaware corporation ("Lessee"), (collectively the "Parties," or individually a "Party").

     1.2 Premises: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 3355 E. La Palma Avenue, City of Anaheim, located in the County of Orange, State of California and generally described as (describe briefly the nature of the property) Building 5 of Anaheim Technology Center ("Premises"). (See Paragraph 2 for further provisions.)

     1.3 Term: Ten (10) years and 0 months ("Original Term") commencing see Addendum ("Commencement Date") and ending see Addendum ("Expiration Date"). (See Paragraph 3 for further provisions.)

     1.4 Early Possession: see Addendum ("Early Possession Date"). (See Paragraphs 3.2 and 3.3 for further provisions.)

     1.5 Base Rent: $ see Addendum per month ("Base Rent"), payable on the first
(1st) day of each month commencing see Addendum. (See Paragraph 4 for further provisions.)

[ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

     1.6 Base Rent Paid Upon Execution: First (1st) month's Base Rent as Base Rent for the period.

     1.7 Security Deposit: $ None ("Security Deposit"). (See Paragraph 5 for further provisions.)

     1.8 Permitted Use: General office, assembly, manufacturing, warehousing, distribution and service use. (See Paragraph 6 for further provisions.)

     1.9 Insuring Party: Lessor is the "Insuring Party" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

     1.10 Real Estate Brokers: The following real estate brokers (collectively, the "Brokers") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

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Voit Commercial Brokerage represents
[X] Lessor exclusively ("Lessor's Broker");
[ ] both Lessor and Lessee, and
Land Bank Properties, Inc. represents
[X] Lessee exclusively ("Lessee's Broker"); [ ] both Lessee and Lessor. (See Paragraph 15 for further provisions.)

     1.11 Guarantor: The obligations of the Lessee under this Lease are to be guaranteed by N/A ("Guarantor"). (See Paragraph 37 for further provisions.)

     1.12 Addenda: Attached hereto is an Addendum or Addenda consisting of Paragraphs ___ through ___ and Exhibits ____ all of which constitute a part of this Lease.

2.   Premises.

     2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.

     2.2  Condition.

     2.3  Compliance with Covenants, Restrictions and Building Code.

     2.4  Acceptance of Premises.

     2.5  Lessee Prior Owner/Occupant.

3.   Term.

     3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

     3.2  Early Possession.

     3.3  Delay in Possession. See Addendum.

4.   Rent.

     4.1 Base Rent. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, except as otherwise provided in this Lease, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

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5.   Security Deposit.

6.   Use.

     6.1 Use. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that unreasonably disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessees assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

     6.2  Hazardous Substances.

          (a) Reportable Uses Require Consent.

          (b) [deleted]

          (c) [deleted]

     6.3 Lessee's Compliance with Law. Except as otherwise provided in this Lease and asubject to the Addendum, following reasonable advance written notice, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, relating in any manner to the Premises.

     6.4 Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in case of an emergency, and otherwise at reasonable times, and subject to the Addendum, following reasonable advance written notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3),

7.   Maintenance; Repairs; Utility Installations; Trade Fixtures and
     Alterations.

     7.1  Lessee's Obligations.

          (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.),
7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, reasonable wear and tear, casualty and condemnation events and the negligence or misconduct of Lessor or its agents, employees, or contractors

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excepted (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights.

          (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in reasonably customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv)[deleted] (v) roof covering and drain maintenance.

     7.2 Lessor's Obligations. It is the intention of the Parties that the terms of this Lease and the Addendum govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

     7.3  Utility Installations; Trade Fixtures; Alterations.

          (a) Definitions; Consent Required. The term "Utility Installations" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

          (b) Consent. In connection with Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed reasonably


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detailed plans. All consents given by Lessor, whether by virtue of Paragraph
7.3(a) or by subsequent specific consent, shall require the following: (i) Lessee's acquiring all applicable permits required by governmental authorities,
(ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor.

          (c) Indemnification. Lessee shall pay, within 30 days of when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall , at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to 125% the amount of such contested lien claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim.

     7.4  Ownership; Removal; Surrender; and Restoration.

          (a) Ownership. Subject to Lessor's right as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Subject to the provisions of this Lease, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

          (b) Removal. Subject to the provisions of this Lease, Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding their installation may have been consented to by Lessor.

          (c) Surrender/Restoration. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date with, all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Except as otherwise agreed or specified in writing by Lessor, and subject to the provisions of this Lease, the Premises, as surrendered, shall include the Utility Installations.

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The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Alterations and/or Utility Installations, as well as the removal of any storage tank installed, by or for Lessee. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. See Addendum.

8.   Insurance; Indemnity.

     8.1 Payment For Insurance. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within thirty (30) days following receipt of an invoice for any amount due.

     8.2  Liability Insurance.

          (a) Carried by Lessee. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limited coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" to the extent customary for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

          (b) Carried by Lessor. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

     8.3  Property Insurance -- Building, Improvements and Rental Value.

          (a) Building and Improvements. The Insuring Party shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full

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replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph
8.4 rather than by Lessor. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an insured Loss, as defined in Paragraph 9.1(c).

          (b) Rental Value. The Insuring Party shall, in addition, obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect to projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period.

          (c) Adjacent Premises.

          (d) Tenant's Improvements. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

     8.4 Lessee's Property Insurance. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessee's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property. Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a reasonable deductible.

     8.5 Insurance Policies. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender having a lien

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on the Premises, as set forth in the most current issue of "Best's Insurance
Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancellable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least ten (10) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to procure and maintain the same, but at Lessee's expense.

     8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party") each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph
8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

     8.7 Indemnity. Subject to the provisions of Sections 8.6 and 8.8, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor, and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, damages, costs, liens, judgments, penalties, permits, attorney's and consultant's fees, expenses and/or liabilities (collectively, "Claims, Damages and Expenses") resulting from the negligence or misconduct of Lessee, its agents, contractors or employees or, to the extent insurable under a customary ISO commercial general liability policy of insurance, from the occupancy of the Premises by Lessee; provided, however, subject to the provisions of Paragraph 8.6, that the foregoing shall not apply to any Claims, Damages or Expenses to the extent resulting from the negligence or misconduct of Lessor, its agents, contractors or employees. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment, and whether well founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

     8.8 Exemption of Lessor from Liability. Except where and to the extent the same results from the negligence or misconduct of Lessor, its agents, contractors and employees, Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause,

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whether the said injury or damage results from conditions arising upon the
Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.   Damage or Destruction.

     9.1  Definitions.

          (a) "Premises Partial Damage" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (b) "Premises Total Destruction" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

          (c) "Insured Loss" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

     9.2 Partial Damage--Insured Loss. If a Premises Partial Damage or Total Destruction occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utilty Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make all insurance proceeds available to Lessee for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs.


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     9.3 [deleted]

     9.4 [deleted]

     9.5 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Lessor or Lessee may, said party's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), exercising such option. If Lessee duly exercises such option during said Exercise Period, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

     9.6  Abatement of Rent; Lessee's Remedies.

          (a) In the event of damage described in this Paragraph 9.2 whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period from the date of damage until repair or the restoration is complete shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

          (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 [deleted]

     9.8 Termination -- Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit


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



as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

     9.9 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  Real Property Taxes.

     10.1 (a) Payment of Taxes. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least twenty (20) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with reasonably satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     10.2 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

     10.3 Joint Assessment. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall


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cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within thirty (30) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

12.  Assignment and Subletting.

     12.1  Lessor's Consent Required.

           (a) Except as otherwise provided in this Lease, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

           (b) [deleted]
           (c) [deleted]
           (d) [deleted]


           (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

     12.2  Terms and Conditions Applicable to Assignment and Subletting.

           (a) Regardless of Lessor's consent, any assignment shall not: (i) be effective without the express written assumption by such assignee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

           (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment.

           (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

           (d) In the event of any Default or Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, without first exhausting Lessor's remedies against any other person


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
or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

           (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

           (f) Any assignee of this Lease shall, by reason of accepting such assignment, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment other than such obligations as are contrary to or inconsistent with provisions of an assignment to which Lessor has specifically consented in writing.

           (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice.

13.  Default; Breach; Remedies.

     13.1 Default; Breach. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

           (a) [deleted]

           (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment to Lessor of Base Rent or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, where such failure continues for a period of ten (10) days following written notice thereof by or on behalf of Lessor to Lessee.

           (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with a Tenancy Statement per Paragraphs 16 or 37,
(v) the subordination or non-subordination of this Lease per Paragraph 30, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

           (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is


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

such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

     13.2 Remedies. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within thirty (30) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor within thirty (30) days of receipt of invoice therefor. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

           (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount reasonably necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. Commencement of any unlawful detainer shall require an additional statutory notice.

           (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

           (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.


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

           (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve either party from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

     13.3 [deleted]

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any scheduled installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to 3% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

     13.5 Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building and with respect to which Lessee has exclusive rights under this Lease is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises plus a reasonable and equitable reduction for any loss of parking. Any award for the taking of all



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
or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether that such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall repair any damage to the Premises caused by such condemnation.

15.  Broker's Fee.

     15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

     15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum of $__________) for brokerage services rendered by said Brokers to Lessor in this transaction.

     15.3 [deleted]


     15.4 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

     15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

     15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16.  Tenancy Statement.

     16.1 Each Party (as "Responding Party") shall within twenty (20) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form of Exhibit "G" attached hereto.

     16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the building of which the Premises are a part, Lessee and all



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
Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Lessor's Liability. The term "Lessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor upon assumption of the same by its transferee.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19.  Interest on Past-Due Obligations.

20. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23.  Notices.

     23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand overnight mail or by messenger or courier service), or by facsimile transmission, and shall. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.


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

     23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by any party of the Default or Breach of any term, covenant or condition hereof shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach of the same or of any other term, covenant or condition hereof. Any party's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining consent to, or approval of, any subsequent or similar act or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.  Recording.

26. No Right to Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. See Addendum.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment; Non-Disturbance. Lessor warrants and represents to Lessee that the Project is not now subject to any Security Device.


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

     30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

     30.2 Attornment. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, other than continuing defaults as of the date of the foreclosure, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable nondisturbance agreement assurance (a "non-disturbance agreement").

31. Attorney's Fees. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred.

32. Lessor's Access; Showing Premises; Repairs. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty (120) days of the term hereof

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

place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34.  [deleted]

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. Consents.

    (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants'
fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting shall be paid by Lessee to Lessor within 30 days of receipt of an invoice and supporting documentation therefor.

    (b) [deleted]

37.  Guarantor.

38. Quiet Possession. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  Options.

     39.1 Definition. As used in this Paragraph 39 the word "Option" has the following meaning: (a) the right to extend the term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

                                                              Initials ________

NET                                 Page 20                            ________

     39.2 [deleted]

     39.3 Multiple Options. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

     39.4  Effect of Default on Options.

40. [deleted]

41. Security Measures. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. See Addendum.

42. Reservations. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or impose any cost or expense on Lessee or otherwise adversely affects Lessee's rights hereunder.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If either party is a corporation, trust or partnership, it shall, within thirty (30) days after request, deliver to the other party evidence satisfactory to such party of such authority.

45. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. Offer. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease.

                                                              Initials ________

NET                                 Page 21                            ________

48. Mutiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

             SEE ADDENDUM ATTACHED HERETO FOR ADDITIONAL PROVISIONS



LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

         IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKER(S) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at_______________________      Executed at____________________________
on________________________________      on_____________________________________
by LESSOR:                               by LESSEE:
KILROY REALTY, L.P., a Delaware limited  BE AEROSPACE, INC., a Delaware
partnership                              corporation
-----------------------------------      --------------------------------------
By See Attached Signature Page           By See Attached Signature Page
   --------------------------------      --------------------------------------
Name Printed:                            Name Printed:
            -----------------------      --------------------------------------
Title:                                   Title:
-----------------------------------      --------------------------------------

By                                       By
   ------------------------------------      -----------------------------------
Name Printed:                            Name Printed:
             --------------------------               --------------------------
Title:                                   Title:
     ----------------------------------        ---------------------------------
Address:                                 Address:
        -------------------------------          -------------------------------

---------------------------------------  ---------------------------------------
Tel. No. (   )       Fax No. (   )       Tel. No. (   )     Fax No. (   )
          --- ------          --- -----            --- ----          --- -------


NET

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: American Industrial Real Estate Association, 345 South Figueroa Street, Suite M-1, Los Angeles, CA 90071. (213) 687-8777. Fax. No. (213) 687-8616.

          Copyright 1990 - By American Industrial Real Estate Association. All rigths reserved. No part of these works may be reproduced in any form
          without permission in writing.                      FORM 204N-R-12/91

LESSOR:                                 LESSEE:
KILROY REALTY, L.P.,                    BE AEROSPACE, INC.,
a Delaware limited partnership          a Delaware corporation

By:      Kilroy Realty Corporation,     By:
           a Maryland corporation,          Print Name: /s/ Thomas P. McCaffrey
           its general partner              Print Title:
           By:  /s/ S. Black            By:
           Name: Steven L. Black            Print Name: /s/ J Holtzman
           Title: EVP                       Print Title:
           /s/ illegible Jeffrey C. Hawken
           EVP & COO

                       ADDENDUM TO SINGLE TENANT LEASE-NET
                       --------------------------------------

          This LEASE ADDENDUM ("Addendum") is attached to, incorporated into and amends and supplements that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Lease") entered into as of the 27th day of October, 1998 by and between KILROY REALTY, L.P., a Delaware limited partnership ("Lessor"), and BE AEROSPACE, INC., a Delaware corporation ("Lessee"). Lessor and Lessee agree that notwithstanding anything contained in the Lease to the contrary, the Lease, as modified by the provisions set forth in this Addendum, represents the full negotiated agreement of the parties, and the provisions of this Addendum will be deemed to be a part of the Lease and will supersede any contrary or conflicting provision in the Lease and prevail and control for all purposes. This Addendum, together with the Lease itself, and all other Exhibits, Riders and Addenda attached thereto represents the fully integrated and binding agreement of the parties. All references in the Lease and in this Addendum to "Lease" are to be construed to mean the Lease as amended and supplemented by this Addendum. All terms used in this Addendum, unless specifically defined in this Addendum, have the same meaning as such terms have in the Lease.

     1. Paragraph 1.2 - Premises: Notwithstanding any provision of this Lease to the contrary, during the entire Term, Lessee shall be entitled to (a) exclusive use and possession of those certain Exclusive Use Areas (the "Exclusive Use Areas") shown on Exhibit "A-1" attached hereto and (b) the exclusive use and possession (subject to reasonable ingress/egress easements (the "Lessor Easements") granted or reserved by Lessor in favor of other buildings in the Project shown as Exhibit "A-2" attached to the Lease) of the parking areas shown on Exhibit "A-3" as the "Lessee Parking Areas" (the "Lessee Parking Areas"), which shall provide a minimum of three hundred two (302) parking spaces for the exclusive use of Lessee in accordance with applicable laws and codes.

     2. Paragraph 1.3 - Term: The following is hereby added to Paragraph 1.3 of the Lease:

        "Subject to Paragraphs 1.5 and 3.3 below, the Term of the Lease and Lessee's obligation to pay Base Rent rent will commence (the "Commencement Date") upon the date which is the earlier to occur of: (a) thirty (30) days following the date (the "Substantial Completion Date") of Substantial Completion (as defined in Paragraph 10 of the Work Letter) of the Improvements (as defined in Paragraph 1 of the Work Letter); or (b) the date upon which Lessee occupies the Premises for the conduct of Lessee's business (which shall not include moving in or fixturization activities); provided, however, that in no event shall the Commencement Date occur prior to July 1, 1999. The target Substantial Completion Date is June 1, 1999 ("Target Substantial Completion Date")."

     3.  Paragraph 1.5 - Rent:

         1.5.1 Base Rent

     (a) Base Rent per month shall be as follows:


                              Dollars Per Square          Dollars per
                Months        Foot Per Month              Month*
               --------       -------------------          ---------------

                  1-2            $0.00                         No Charge

                  3-24           $0.48                         $47,136.00

                  25-48          $0.5136                       $50,436.00

                  49-72          $0.5495                       $53,961.00

                  73-96          $0.588                        $57,742.00

                  97-120         $0.6291                       $61,778.00

          *(These rental amounts are based upon the Premises having 98,200 sq. ft. of Floor Area, including not more than 15,200 square feet of mezzanine Floor Area to be provided as part of the Base Building (defined in the Work Letter) (with any mezzanine space in excess of 15,200 square feet of Floor Area to be treated as a "Base Building Addition" under the Work Letter and disregarded for purposes of calculating the size of the Premises). Such rental amounts shall be adjusted in accordance with the determination of the Floor Area of the Premises as set forth immediately below).

     (b) The term "Floor Area", as used herein, shall mean all areas within the Building for the exclusive use of a tenant measured from the exterior surface of the exterior walls of the Building, including all floor areas (including mezzanine floor area) of the office area of the Building. Notwithstanding any provision of this Lease to the contrary, no calculation of Floor Area shall include any mezzanine area in excess of 15,200 square feet or added by Lessee as a "Base Building Addition" or an alteration in accordance with the terms of the Work Letter or this Lease prior to or following the Commencement Date. Prior to the Commencement Date, Lessor will cause its architect to measure and certify in writing to Lessor and Lessee the Floor Area of the Premises (based upon the provisions of this Lease), following which time the Base Rent and other figures based upon the Floor Area contained in the Premises shall be determined based on such certified Floor Area; provided, however, if Lessee disputes such determination, such dispute shall be resolved in accordance with the arbitration procedures set forth in the Work Letter attached hereto as Exhibit "B" (the "Work Letter").

     (c) Lessee's obligation to pay Base Rent shall be abated during two (2) entire months, months one (1) through two (2) of the Term following the Commencement Date ("Free Rent Period"). Commencing with the first month after the Free Rent Period, Lessee shall pay Base Rent. Such abatement shall apply to Base Rent only and shall not apply to any other sums payable under this Lease.

     (d) In the event that Lessee elects to utilize any portion of the Additional Allowance (defined in the Work Letter) pursuant to Paragraph 19(b) of the Work Letter, monthly Base Rent shall be increased in accordance with Paragraph 19(d) of the Work Letter.

          1.5.2 Operating Expenses

          (a) Operating Expenses. Subject to the provisions of Paragraph 55, throughout the Term of this Lease, Lessee agrees to pay Lessor as additional rent in accordance with the terms of this Paragraph 1.5, Lessee's Share of Operating Expenses for the Common Area (defined below) of Anaheim Technology Center ("Project"). Operating Expenses for the Project shall mean and include, subject to the provisions of this Paragraph 1.5, costs and expenses directly relating to the following: (i) the operation, maintenance, repair and replacement of all Common Areas (defined below) (including, without limitation, paving, lighting and resurfacing) and reasonable reserves (with reserve amounts to be consistent with good institutional accounting and management practices and with such amounts amortized over the reasonable life of the improvement or items in question) for the same, (ii) water, sewer and other utility charges relating to the Common Area of the Project shown on Exhibit "A-4" (the "Common Area");
     (iii) normal waste disposal and janitorial services for the Common Area;
     (iv) security for the Common Area, if Lessor elects to provide the same;
     (v) management fees and costs, and management supplies, equipment and related management expenses (including, without limitation, accounting, audit, legal and other consulting fees) (provided, however, that in no case shall the aggregate costs and expenses under this clause (v) exceed $750.00 in any one calendar month); (vi) supplies, materials, equipment and tools including rental of personal property directly used in maintenance of the Common Area; (vii) maintenance, costs and upkeep of all parking and other areas within the Common Area; (viii) gardening and landscaping; (ix) maintenance of signs (other than signs of tenants of the Project); (x) personal property taxes levied on or attributable to personal property used in connection with the Common Area and (xi) insurance covering the Common Areas with coverages and in amounts as provided in Paragraphs 8.2, 8.3(a),
     8.5 and 8.6 of the Lease; provided, however, the limits of the Commercial General Liability Insurance for the Common Area shall be Five Million Dollars ($5,000,000). Lessee's reimbursement for Lessor's Real Property Taxes attributable to the Premises and Common Area are covered in Paragraph
     10. "Lessee's Share of Operating Expenses" shall be the percentage corresponding to the proportion that the initial Floor Area of the Premises (including only that portion of the mezzanine included within the Base Building) bears to the Floor Area of the entire Project (including all mezzanines for the Project) (which Lessee's share the parties estimate to be 16.62%).

          Notwithstanding the foregoing, Operating Expenses shall not include any of the following costs or expenses:

               (1) Depreciation of the Project or any portion thereof;

               (2) Costs and expenses of any work or services performed for any tenant of the Project, whether at the expense of Lessor or such tenant, to the extent that such work or services are in excess of the work or services which Lessor would be required to furnish Lessee under this Lease at the expense of Lessor;

               (3) Costs and expenses of any electricity and other utilities consumed by other tenants in the Project;

               (4) Costs and expenses incurred by Lessor in correcting defects or inadequacies in the design or construction of the Project, the Common Area improvements or any portion thereof;

               (5) Costs and expenses resulting from the negligence of Lessor, its agents, contractors, subcontractors, suppliers, servants, employees or other tenants;

               (6) Costs and expenses in connection with claims for personal injury or property damage alleged to have arisen from or in connection with the existence, condition or operation of the Project, including without limitation costs incurred in connection with the defense of such claims;

               (7) Costs and expenses incurred by Lessor due to the violation by Lessor or any tenant of the terms and conditions of any lease of any portion of the Project;

               (8) Costs and expenses for which Lessor is entitled to be reimbursed by proceeds from any policy of insurance;

               (9) Costs and expenses for which Lessor is reimbursed by any other tenant of the Project or by any other third party;

               (10) Any bad debt loss, rent loss, or reserves for bad debts or rent loss;

               (11) Costs and expenses associated with the operation of the business of the partnership or entity which constitutes Lessor, or the operation of any parent, subsidiary or affiliate of Lessor, as the same are distinguished from the costs of operation of the Common Area, including without limitation, partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of in the Project, and costs of any disputes between Lessor and its Lessor's interests employees or with any third party;

               (12) Charitable or political contributions;

               (13) Costs and expenses associated with the care, operation, development, management, maintenance, repair, replacement and/or restoration of any Building improvements in the Project (excluding Common Area Improvements);

               (14) The wages or benefits of all employees of Lessor or its property manager;

               (15) Fines, penalties and interest;

               (16) Amounts paid as ground rental or rental or other charges under any ground lease or other lease having priority in right over this Lease or under or in connection with any license or easement;

               (17) The cost of repair or replacement of any damage or loss resulting from fire, windstorm, earthquake or any other casualty;

               (18) Costs and expenses incurred in connection with investigating, assessing, removing, encapsulating or otherwise remediating or abating asbestos, asbestos containing material or other Hazardous Substances, in, on or about the Project (including without limitation groundwater contamination);

               (19) Costs and expenses of any repairs or replacements to any portion of the Project Common Area of a nature for which Lessee would be obligated to pay under this Lease;

               (20) Costs and expenses incurred by Lessor in bringing the Project Common Area into conformance with all applicable codes, to the extent the Project Common Area is not in compliance with applicable laws and/or codes as of the Commencement Date or otherwise in connection with the initial construction of base building and/or tenant improvements on any parcel with the Project;

               (21) Costs and expenses incurred in connection with compliance with the ADA (as defined herein) as of the Commencement Date or otherwise in connection with the initial construction of base building and/or tenant improvements on any parcel with the Project;

               (22) Costs and expenses incurred by Lessor in connection with the existence or operation of any parking garage or service, whether or not located at the Project, including without limitation any taxes or charges imposed upon the parking of, or right to park, automobiles in such garage or with such service;

               (23) Costs and expenses of any alterations, additions, equipment, replacements, improvements and repairs and other items (collectively, "Capital Expenditures") which, under generally accepted accounting principles consistently applied, would be properly classified as capital expenditures, except to the extent that any such alteration, addition, equipment, replacement or improvement is made for the primary purpose of effecting savings in Operating Expenses, in which event there shall be includable in Operating Expenses for each year of the useful life of the particular alteration, addition, equipment, replacement or improvement an amount equal to (but not more than) the savings in Operating Expenses actually realized during such year by reason of such alteration, addition, equipment, replacement or improvement; provided, however, that in no event shall the amount includable in Operating Expenses with respect to a particular year exceed the amount of depreciation which would be allocable to such year were the amount of the Capital Expenditure depreciated on a straight line basis over the useful life of the alteration, addition, equipment, replacement or improvement;

               (24) Any rental or leasing expense for equipment or other property (except for equipment needed on a temporary basis in connection with normal repairs and maintenance of permanent systems serving the Common Area) which, if purchased, would constitute a Capital Expenditure, except to the extent that such rental or leasing was undertaken for the primary purpose of effecting savings in Operating Expenses, in which event there shall be includable in Operating Expenses for each year of the rental or leasing an amount equal to the lesser of: (i) the rent paid in connection with such rental or leasing, or (ii) the savings in Operating Expenses actually realized during such year by reason of such equipment or property;

               (25) Costs and expenses in connection with the marketing, renting or leasing of space in the Project, including without limitation, leasing commissions, finder's fees, architect's fees, space planning fees, advertising expenses and other expenses incurred in connection with leasing or renting negotiations and transactions with present or prospective tenants or other occupants of the Project;

               (26) Legal and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with tenants and other occupants or enforcing lease obligations, including without limitation, court costs;

               (27) Costs and expenses incurred in connection with the design, approval or installation of tenant improvements made for tenants or other occupants of the Project or incurred in designing, constructing, renovating, improving, decorating, painting or redecorating improvements, premises or space for tenants or other occupants of the Project; and

               (28) The amount of any public improvement assessment.

          (b) Estimate Statement. Prior to the Commencement Date and on or about March 1st of each subsequent calendar year during the Term of this Lease, Lessor shall deliver to Lessee a statement "Estimate Statement") wherein Lessor will estimate both the Operating Expenses and Lessee's Share of the monthly estimate of Operating Expenses for the then current calendar year ("Lessee's Monthly Operating Expense Charge"). Lessee agrees to pay Lessor, as additional rent, Lessee's Operating Expense estimated Monthly Operating Expense Charge each month thereafter, beginning with the next installment of rent that is due at least thirty (30) days after Lessee's receipt of said Estimate Statement, until such time as Lessor issues a revised Estimate Statement for the succeeding calendar year; except that, Statement or the concurrently with the regular monthly rent payment next due at least thirty (30) days following the receipt of each such Estimate Statement, Lessee agrees to pay Lessor an amount equal to one monthly installment of Lessee's estimated Monthly Operating Expense Charge (less any applicable Operating Expenses already paid) multiplied by the number of months from January, in the current calendar year, to the month of such rent payment next due, all months inclusive. If at any time during the Term of this Lease, but not more often than quarterly, Lessor reasonably determines that Lessee's Share of Operating Expenses for the current calendar year will be greater or less than the amount set forth in the then current Estimate Statement, Lessor shall issue a revised Estimate Statement and Lessee agrees to pay Lessor (or, if applicable, Lessor shall pay to Lessee), within ten (10) days of receipt of the revised Estimate Statement, the difference between the amount owed by Lessee under such revised Estimate Statement and the amount owed by Lessee under the original Estimate Statement for the portion of the then current calendar year which has expired. Thereafter Lessee agrees to pay Lessee's Monthly Operating Expense Charge based on such revised Estimate Statement until Lessee receives the next calendar year's Estimate Statement or a new revised Estimate Statement for the current calendar year.

          (c) Actual Statement. By March 1st of each calendar year during the Term of this Lease, Lessor shall also deliver to Lessee a statement ("Actual Statement") which provides a reasonably detailed line item breakdown of Lessee's Share of the actual Operating Expenses for the preceding calendar year. If the Actual Statement reveals that Lessee's Share of the actual Operating Expenses is more than the total additional rent paid by Lessee for Operating Expenses on account of the preceding calendar year, Lessee agrees to pay Lessor the difference in a lump sum within thirty (30) days of receipt of the Actual Statement. If the Actual Statement reveals that Lessee's Share of the actual Operating Expenses is less than the additional rent paid by Lessee for Operating Expenses on account of the preceding calendar year, Lessor will credit any overpayment toward the next monthly installment(s) of Lessee's Share of the Operating Expenses due under this Lease until the overpayment is exhausted (or, if the Lease has terminated, Lessor shall deliver to Lessee the final determination of Lessee's Share of actual Operating Expenses for the Last Reconciliation Year pursuant to Paragraph 1.5.2(d) below and promptly pay such amount to Lessee).

          (d) Miscellaneous. Any delay or failure by Lessor in delivering any Estimate Statement or Actual Statement pursuant to this Paragraph 1.5 will not constitute a waiver of its right to require an increase in rent nor will it relieve Lessee of its obligations pursuant to this Paragraph 1.5. Even though the Term has expired and Lessee has vacated the Premises, when the final determination is made of Lessee's Share of the actual Operating Expenses for the year in which this Lease terminates (but in any event such determination shall be delivered to Lessee by Lessor not later than May 1 of the calendar year ("Last Reconciliation Year") following the year during which this Lease shall expire or terminate), Lessee agrees to promptly pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall promptly (not later than May 15 of the Last Reconciliation Year) be rebated by Lessor to Lessee. Such obligations will be a continuing one which will survive the expiration or termination of this Lease. Prior to the expiration or sooner termination of the Lease Term and Lessor's acceptance of Lessee's surrender of the Premises, Lessor will have the right to estimate the actual Operating Expenses for the then current Lease Year and to collect from Lessee prior to Lessee's surrender of the Premises, Lessee's Share of any excess of such actual Operating Expenses over the estimated Operating Expenses paid by Lessee in such Lease Year. Throughout the term of this Lease and for a period of three (3) years thereafter, Lessor shall maintain adequate books and records reflecting all Operating Expenses and Real Property Taxes, and Lessee shall have the right to inspect such books and records upon reasonable advance notice to Lessor. Any Estimate Statement or Actual Statement shall be subject to audit by Lessee at any time during said period. If Lessee requests an audit, Lessor shall provide Lessee with access to all of its books and records of Operating Expenses and Real Property Taxes. Lessee shall pay for any audit, but if it turns out that any Estimate Statement or Actual Statement was in error in Lessor's favor by more than three percent (3%), Lessor shall promptly (within 30 days thereafter) reimburse Lessee for the cost of such audit. In the event such audit indicates that any such statement is incorrect, the parties shall review and try to resolve such issue. If the parties are unable to resolve such issue, either party may institute arbitration proceedings governed by the rules of the American Arbitration Association, which proceedings shall determine (i) whether Lessee was overcharged or undercharged for any

     Operating Expense or Real Property Taxes, and (ii) who shall pay the costs incurred by the parties with respect to the arbitration proceeding. If it turns out that Lessee has made an underpayment, Lessee shall promptly pay to Lessor the amount of such underpayment and if it turns out that Lessee has made an overpayment, Lessor shall promptly pay to Lessee the amount of such overpayment, in each case with interest at the rate specified in Paragraph 19.

     4. Paragraph 2.2 - Condition. The Premises and the Exclusive Use Areas and the Lessee Parking Areas shall be improved by Lessor in accordance with the terms of the Work Letter attached to the Lease as Exhibit "B" (the "Work Letter"). Lessor shall deliver the Premises, the Exclusive Use Areas and the Lessee Parking Areas to Lessee clean and free of debris on the Substantial Completion Date and warrants to Lessee that as of the Commencement Date (i) the Base Building shall be free of defects and in good operating condition and (ii) the Base Building shall be in compliance with all applicable statutes, laws, codes, ordinances, rules, regulations and orders (collectively, "Laws") and all applicable covenants, conditions or restrictions of record; provided, however, that the foregoing warranty with respect to compliance with conditions Laws shall not apply to any special use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If any non-compliance with said warranty or warranties exists (and as a result thereof, Lessee's use and occupancy of the Premises is adversely affected or Lessee is otherwise required to expend funds to cure the same in order to not adversely affect its use and occupancy of the Premises), Lessor shall promptly after receipt of a notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense.

     5. Paragraph 3.2 - Early Possession. Paragraph 3.2 is hereby deleted and replaced by the following:

          "Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right to enter the Premises no earlier than thirty
     (30) days prior to the Substantial Completion Date to install phone systems, furniture, fixtures and equipment, etc. and such early entry for such purposes shall not constitute occupancy for operation of Lessee's business and shall not trigger the Commencement Date. Lessee agrees (i) any such early entry by Lessee shall be at Lessee's sole risk; (ii) Lessee shall reasonably cooperate with (and without material interference of) Lessor or Lessor's contractors completing the work within the Premises and shall not cause any labor difficulties; (iii) Lessee shall comply with and be bound by all provisions of this Lease during the period of any such early entry except for the payment of Base Rent (or any other rent payable under Paragraphs 1.5 and 3.3); (iv) prior to entry upon the Premises by Lessee, Lessee agrees to pay for and provide to Lessor certificates evidencing the existence and amounts of liability insurance carried by Lessee, which coverage must comply with the provisions of this Lease relating to insurance, (v) Lessee and its agents and contractors agree to comply with all applicable laws, regulations, permits and other approvals applicable to its work during the early entry on the Premises, and (vi) the indemnification provisions set forth in Paragraph 8.7 shall apply during and to the extent of any such early entry by Lessee into the Premises.

     6. Paragraph 3.3 - Delay in Possession. The following is hereby added to Paragraph 3.3 of the Lease:

          "Lessee agrees that if the Improvements are not Substantially Complete on or prior to the Target Commencement Date specified in Paragraph 1.3 of the Basic Provisions., the Lease will not be void or voidable, nor will Lessor be liable to Lessee for any loss or damage resulting therefrom, except as specifically set forth herein. If the Substantial Completion of the Improvements has not been achieved on or prior to June 1, 1999 (subject to Force Majeure Delays and Lessee Delays as defined in the Work Letter) ("Outside Completion Date") then Lessee shall be entitled to receive as liquidated damages, as Lessee's sole and exclusive remedy at law or in equity for such delay (subject to the provisions of the Work Letter), a sum equal to Two Thousand Dollars ($2,000.00) per day for each day that the Improvements are not Substantially Complete beyond the Outside Completion Date.

          If Substantial Completion is delayed as a result of any Lessee Delays described in the Work Letter attached to the Lease as Exhibit "B", then the Substantial Completion Date will be accelerated by the number of days of such Lessee Delays notwithstanding Lessor's later achievement of Substantial Completion. If the Commencement Date falls on any day other than the first day of a calendar month then the term of the Lease will be measured from the first day of the month following the month in which the Commencement Date occurs. Following the Commencement Date, within twenty
     (20) days after Lessor's written request, Lessee shall execute a written confirmation of the Commencement Date and expiration date of the Term in the form of the Notice of Lease Term Dates attached to the Lease as Exhibit "C"."

     7. Paragraph 6.2 is hereby deleted and replaced by the following:

          "Paragraph 6.2 - Hazardous Substances.

          6.2.1 Definition of Hazardous Substances. "Hazardous Substances" shall mean any and all federal, state, municipal, and local laws, statutes, ordinances, rules, and regulations which specifically apply to the Project and which are in effect as of the date hereof, pertaining to the use, generation, storage, release, treatment, or removal of any Hazardous Substance, including, without limitation, the Comprehensive Environmental Response Compensation Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conversation and Recovery Act of 1976, 42 U.S.C. Sections 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Clean Water Act, 33 U.S.C. Sections 1251, et seq., and California Health and Safety Code Sections 25100, et seq.

          6.2.2 Lessee's Obligations.

          (a) Lessee hereby agrees that it will remediate both during and following the Term, to the satisfaction of the applicable governmental and regulatory agencies and, to the extent the same are not inconsistent therewith, on a basis consistent with applicable Laws, any release into the environment of Hazardous Substance which is required to be remediated under applicable Laws, to the extent such release results or resulted from the use of (or activities on) the Premises by Lessee or any Lessee Party (defined below). In those instances where Lessee or any Lessee Party has a duty to remediate pursuant to the immediately preceding sentence, Lessee shall commence the process necessary for such remediation with reasonable promptness following the receipt of written notice from Lessor or any applicable governmental or regulatory agency of the governmental requirement for such remediation, and thereafter shall pursue such remediation to completion with reasonable promptness. Lessee hereby agrees that any such remediation required under this Paragraph 6.2.2 shall be conducted in a manner consistent with the standard of remediation applied to similar contaminations with respect to comparable commercial projects in California. Notwithstanding any provision of this Paragraph 6.2.2 to the contrary, (i) Lessee shall not be responsible for any current, pre-existing or future contamination of the Premises, the Building or the Project by Hazardous Substances to the extent such contamination did not result from the use of (or activities on) the Premises by Lessee or any Lessee Party, and (ii) Lessee shall have no obligation to pay to or to reimburse Lessor for (or otherwise bear) any expense, cost or liability with respect to such contamination to the extent the same did not result from the use of (or activities on) the Premises by Lessee or any Lessee Party.

          (b) With reasonable promptness following acquisition of actual knowledge of any material release of Hazardous Substance in, on, at, under, above or about the Premises, the Building or the Project which Lessee is required to remediate pursuant to this Paragraph 6.2.2, Lessee shall notify Lessor of the existence of such release; provided, however, that Lessee shall not be deemed to have actual knowledge of any such release unless and until the operations manager of Lessee shall become actually aware of the existence of such release.

          (c) In any case where Lessee is required or requested by Lessor or any other party to remediate (or bear the cost of remediating) any Hazardous Substance in, on, at, under, above or about the Premises, the Building or the Project (i) Lessee shall be permitted, subject to reasonable participation by Lessor, to supervise investigation of the extent of the release of Hazardous Substance in question, (ii) Lessee shall be permitted, subject to the reasonable approval of Lessor, to structure and negotiate the remediation plan to be submitted to and approved by the governmental authorities having jurisdiction, and (iii) Lessee shall be permitted, subject to reasonable participation by Lessor, to supervise the actual remediation. In connection with the foregoing, Lessee shall be provided, free of charge, with reasonable access to all portions of the Premises possibly relevant to the foregoing activities, including, without limitation, reasonable access beyond the Term of this Lease, as necessary.

          (d) Lessee shall conduct all of its operations within the Premises and the Exclusive Use Areas relating to the use, transportation, storage and/or disposal of Hazardous Substances in accordance with Laws applicable thereto.

          6.2.3 Special Lessee Rights. Notwithstanding any provision of this Lease to the contrary, in the event any Hazardous Substance contamination occurs or has occurred in, on, at, under, above or about the Premises, the

     Building or the Project other than by reason of the use by (or activities on) the Premises by Lessee or any Lessee Party, (a) Lessee shall have no responsibility or liability whatsoever to Lessor with respect to the existence or remediation of such contamination, (b) to the extent that such contamination precludes Lessee's use and enjoyment of any material portion of the Premises or operation of Lessee's business thereon, Lessee's obligations to pay Base Rent and other charges payable hereunder shall abate (on a basis proportionate to the scope and degree of such interference) for the duration of such interference, and (c) if such contamination does preclude Lessee's use and enjoyment of a substantial portion of the Premises or the operation of Lessee's business at the Premises and has continued for a period in excess of six (6) months (or under the circumstances is likely to continue for such period), Lessee shall have the right to terminate this Lease at any time prior to the cessation of such interference by delivery of thirty (30) days prior written notice to Lessor. Lessor shall promptly notify Lessee (i) of any release of Hazardous Substances in, on, at, under, above or about the Premises, the Building or the Project and (ii) of any notice received by Lessor from any applicable regulatory agency, any tenant of the Premises or any owner or tenant of any adjacent property, regarding the existence or release or suspected existence or release of any Hazardous Substances in, on, at, under, above or about the Premises, the Building or the Project. In connection with any notice given by Lessor to Lessee pursuant to this Paragraph 6.2.3, Lessor shall grant to Lessee, without charge, full and complete access during normal business hours to all files, books and records of Lessor regarding, or otherwise relating to, the existence or release or suspected existence or release, and the use, storage, handling, manufacture, transport and remediation of Hazardous Substances in, on, at, under, above or about the Premises, the Building or the Project.

          6.2.4 Lessor's Obligations. Lessor hereby agrees that it will remediate during the Term, to the satisfaction of the applicable governmental and regulatory agencies and, to the extent the same are not inconsistent with applicable Laws, any release into the environment (or contamination) of any Hazardous Substance which is required to be remediated under applicable Laws (a) to the extent such release results or resulted from the acts or omissions of Lessor or any Lessor Party (defined below) or (b) if and to the extent such release or contamination exists as of the Commencement Date (or results from the existence of any storage tank in, on, or under the Premises or the Project as of the Commencement Date). In those instances where Lessor or any Lessor Party has a duty to remediate pursuant to the immediately preceding sentence, Lessor shall commence the process necessary for such remediation with reasonable promptness following the receipt of written notice from Lessee or any applicable governmental or regulatory agency of the governmental requirement for such remediation, and thereafter shall pursue such remediation to completion with reasonable promptness. Lessor hereby agrees that any such remediation required under this Paragraph 6.2.4 shall be conducted in a manner consistent with the standard of remediation applied to similar contaminations with respect to comparable commercial projects in California. Notwithstanding any provision of this Paragraph 6.2.4 to the contrary, Lessor shall not be responsible for any future contamination of the Premises, the Building or the Project by Hazardous Substances to the extent such contamination results from the use of (or activities on) the Premises by Lessee or any Lessee Party.

          6.2.5 Indemnification.

          (a) Subject to the provisions of this Paragraph 6.2, Lessee shall indemnify, defend and hold Lessor and Lessor's partners, directors, members, officers, employees and agents ("Lessor Parties") harmless from all liability, damage, loss, cost, expense, causes of action, suits, claims, or judgments, including reasonable attorneys' fees (collectively, "Claims, Damages and Expenses"), incurred by Lessor to the extent the same result from any release into the environment of any Hazardous Substance in, on, under or at the Premises as a direct result of any use of (or activities on) the Premises by Lessee or any Lessee Party; provided, however that:

          (i) Claims, Damages and Expenses shall not include any form of damage for lost profits, lost opportunities, delay or any form of consequential damage; provided, however that if (A) upon expiration or termination of the Lease, Lessee is required pursuant to the provisions of this Lease to remediate any Hazardous Substance in, on or about the Premises and such remediation is not then substantially complete, (B) Lessor has entered into a lease (or leases) with another tenant (or tenants) with respect to the Premises or a portion thereof or is prevented from entering into another lease (or leases) with a specific tenant (or tenants) with respect to all or a portion of the Premises solely on account of the fact that Lessee is then performing remediation (or will be performing remediation) of Hazardous Substances ("Lessee Hazardous Substance Remediation Activities") in, on or about the Premises (in either case, a "Successor Lease") and (C) the tenant under one or more Successor Leases reasonably cannot occupy all, or any material portion of the Premises on account of the Lessee Hazardous Substance Remediation Activities, then Claims, Damages and Expenses shall include any rent under the Successor Lease or Leases lost by Lessor by reason of the fact that the tenant or tenants thereunder could not reasonably occupy all or any material portion of the Premises on account of the Lessee Hazardous Substance Remediation Activities (provided, further however that such lost rent shall only include rent allocable to the period
     (x) that such Successor Leases(s) was in effect (or would have been in effect, as the case may be) and (y) that occurred following expiration or termination of this Lease and prior to substantial completion of such Lessee Hazardous Substance Remediation Activities and then only to the extent such remediation period was not extended due to the acts or omissions of Lessor or its agents or contractors or due to the need to remediate Hazardous Substances released into the environment other than by reason of the use of (or activities on) the Premises by Lessee or any Lessee Party);

          (ii) Claims, Damages and Expenses shall include any permanent material diminution in value to the Premises (if and to the extent the same is shown to continue following completion of remediation hereunder); and

          (iii) the foregoing indemnity shall not apply if and to the extent the Claims, Damages and Expenses described above result from the acts or omissions of any third party other than Lessee or any Lessee Party.

          (b) Subject to the provisions of this Paragraph 6.2, Lessor shall indemnify, defend and hold Lessee and Lessee's partners, directors, members, officers, employees and agents ("Lessee Parties") harmless from all Claims, Damages and Expenses incurred by Lessee and Lessee Parties resulting from any release (or contamination) into the environment of any Hazardous Substance (i) as a result of any act or omission of Lessor or any Lessor Party or (ii) existing as of the Commencement Date (or resulting from the existence of any storage tank in, on, or about the Premises or the Project as of the Commencement Date; provided, however that:

          (i) Claims, Damages and Expenses shall not include any form of damage for lost profits, lost opportunities, delay or any form of consequential damage; and

          (ii) the foregoing indemnity shall not apply if and to the extent the Claims, Damages and Expenses described above result from the use of (or activities on) the Premises by Lessee or any Lessee Party.

          6.2.6 Statutory Rights. As a material inducement to Lessee entering into this Lease, Lessor hereby waives, to the fullest extent permitted by applicable Laws, any common law or statutory rights and remedies Lessor may have requiring Lessee to notify Lessor of the existence of Hazardous Substance in, on, at, under, above or about the Premises.

          6.2.7 Survival. Notwithstanding any provision to the contrary contained in this Lease, the provisions of this Paragraph 6.2 shall survive the expiration or earlier termination of this Lease.

          6.2.8 Hazardous Substance Questionnaire. Prior to the execution of this Lease, Lessee shall complete, execute and deliver to Lessor a Hazardous Substances Questionnaire (the "Hazardous Substances Questionnaire") in the form of Exhibit "D", and Lessee shall certify to Lessor all information contained in the Hazardous Substances Questionnaire as true and correct to Lessee's actual knowledge and belief. The completed Hazardous Substances Questionnaire shall be deemed incorporated into this Lease for all purposes, and Lessor shall be entitled to rely fully on the information contained therein. On each anniversary of the Commencement Date (each such date is hereinafter referred to as a "Disclosure Date"), until and including the first Disclosure Date occurring after the expiration or sooner termination of this Lease, Lessee shall disclose to Lessor any material changes in the applicable information provided by Lessee in the Hazardous Substances Questionnaire.

          6.2.9 Lessor's Inspection Rights. Lessor and Lessor's agents and employees shall have the right, but not the obligation, to, at Lessor's sole expense, inspect, investigate, sample and/or monitor the Premises, including any soil, water, groundwater or other sampling, and any other testing, digging, drilling or analyses at any reasonable time, following reasonable prior written notice to Lessee, and subject to such reasonable security measures as shall be required by Lessee to protect any trade secrets or other confidential matters concerning Lessee's business, and in connection therewith, Lessee shall provide Lessor with reasonable full access to all relevant facilities, records and personnel in its possession at the Premises.

     8. Paragraph 6.3 - Lessee's Compliance with Requirements. The following is hereby added to Paragraph 6.3 of the Lease:

          "Without limiting the provisions of Paragraph 6.3 of the Lease, but subject to Paragraph 1.5.2, Lessee agrees, during the Term of the Lease, that Lessee shall not violate any provisions applicable to occupants under all covenants, conditions and restrictions of record now affecting the Premises (collectively, the "Restrictions"). Notwithstanding any provision of this Lease to the contrary, Lessee shall not be required to make any payment of any assessments or other charges for maintenance, repair, or other costs pursuant to the Restrictions (or under any future CC&Rs (defined below)), and Lessee's obligation for any costs or expenses with respect to the Project shall be based solely upon the terms of this Lease.

          "Lessor and Lessee acknowledge that Improvements making up a part of the Premises may require following the Commencement Date various capital repairs, replacements and/or improvements during the Term of the Lease. Further, Lessor and Lessee acknowledge that one (1) or more governmental agencies or entities may require following the Commencement Date completion of capital repairs or improvements in order to comply with one (1) or more federal, state or local laws, ordinances, statutes, rules or regulations, including without limitation, improvements required in order to comply with provisions of the Americans With Disabilities Act of 1990, as amended (the "ADA"), adopted following the Commencement Date. Such capital repairs, replacements and/or improvements are hereinafter collectively referred to as the "Capital Work," and the responsibility for payment of the costs and expenses attributable to specific items of Capital Work shall, subject to Paragraphs 2.2 and 7.1(a), be allocated in accordance with the terms of this Paragraph:

          (a) Capital Work Required As A Result of Damage Caused By Lessee. Subject to the provisions of Paragraph 9, any Capital Work required as a result of any damage to the Building Improvements caused by the use of the Premises by Lessee, or any of Lessee's agents or contractors (other than normal use contemplated under this Lease), shall be performed at the sole cost and expense of Lessee.

          (b) Capital Work Required To Comply With Law As A Result Of Lessee's Specific Uses Of The Premises. In the event and to the extent any Capital Work is required as a result of the adoption of new laws, ordinances, statutes, rules or regulations becoming effective after the Commencement Date, and to the extent compliance with such laws, ordinances, statutes, rules and/or regulations is required as a result of Lessee's specific use of the Premises (as opposed to and not required in connection with general office, warehouse, distribution or manufacturing uses), such Capital Work shall be performed at the sole cost and expense of Lessee. For example, if as a result of Lessee's special manufacturing uses within the Premises, Lessee is required by one (1) or more governmental agencies to erect, install or build one (1) or more items of Capital Work on the Premises in order to comply with applicable laws, ordinances, statutes, rules and/or regulations governing such manufacturing, the cost of such Capital Work shall have been caused solely as a result of Lessee's requirements and Lessee shall therefore be responsible to perform such Capital Work at its sole cost and expense.

          (c) Capital Work for Worn-Out Items Or Required To Comply With Law. If a Capital Work item, the reasonably estimated cost of which exceeds One Hundred Thousand Dollars ($100,000) is required during the Term of the Lease and the useful life of such Capital Work item extends beyond the Term, or if a Capital Work item, the reasonably estimated cost of which exceeds One Hundred Thousand Dollars ($100,000), is required to comply with the adoption of new laws, ordinances, statutes, rules and/or regulations becoming effective after the Commencement Date which would apply to the Premises generally, and not to the specific uses of the Premises by Lessee, the cost for such Capital Work shall be expensed by Lessor and Lessee in the following manner. If the useful life of the Capital Work item extends beyond the Lease Term, then the cost of such Capital Work item shall be prorated over the remaining portion of the Term, and Lessee shall only be liable for (and shall promptly pay for) the portion of the cost which is applicable to the Term, prorated as appropriate (and Lessor shall promptly pay the remaining cost thereof). For example, if a component of the Building (or related group of components) making up part of the Premises needs to be entirely replaced because, due to its age, ordinary repairs are not economically feasible, and the cost of replacing such item is Two Hundred Thousand Dollars ($200,000), and if the useful life of the component is twenty (20) years, and if the replacement occurs at the end of the eighth (8th) year of the original Term, then Lessee would be responsible for ten percent (10%) of the Replacement Cost, as two (2) years would represent ten percent (10%) of the remaining useful life of such item. In the event Lessee exercises its option to extend the original Term, then upon commencement of the first Option Term or the second Option Term, as applicable, Lessee would be responsible for an additional prorated payment based upon the additional time Lessee would benefit from such Capital Work, in accordance with the foregoing provisions. Notwithstanding the foregoing and subject to the provisions of Paragraphs 2.2 and 7.1(a), Lessee shall be solely responsible for any Capital Work item (or related group of items) described in this subparagraph (c) the cost of which is reasonably estimated to be less than One Hundred Thousand Dollars ($100,000).

          (d) Capital Work Required Due to Improper Initial Work by Landlord. Notwithstanding any provision of this Paragraph 6.3 to the contrary, any Capital Work required in connection with any breach of the warranties and covenants set forth in Paragraph 2.2 shall be performed by Lessor at Lessor's cost and expense.

          (e) Lessee's Right To Contest. Notwithstanding anything set forth in the Lease to the contrary, whenever the Lease provides that Lessee shall comply with applicable laws, ordinances, statutes, rules and/or regulations, Lessee shall have the right to contest in good faith any such laws, ordinances, statutes, rules and/or regulations, or the application of any such laws, ordinances, statutes, rules and/or regulations to Lessee and/or the Premises.

          (f) Nuisance. Lessee shall not do or intentionally permit to be done anything which will unreasonably obstruct or interfere with the rights of other lessees or occupants of the Project, or injure or annoy them. Lessee shall not cause, intentionally maintain or intentionally permit any nuisance in, on or about the Premises or the Project, nor commit or intentionally suffer to be committed any waste in, on or about the Premises.

          (g) As part of its obligations hereunder, but subject to the provisions of Paragraphs 2.2 and 6.3(c), Lessee shall comply with the ADA as it pertains to Lessee's use, occupancy, improvement and alteration of the Premises. Lessee shall not use or voluntarily allow the Premises to be used for any improper, immoral, unlawful or unreasonably objectionable purpose."

     9. Paragraph 6.5. A new Paragraph 6.5 shall be added to the Lease, reading as follows: "Notwithstanding any provision of this Lease to the contrary, in the event that at any time during the Term (i) any portions of the of the roof membrane for the entire Building or (ii) the HVAC units located on the roof servicing the approximately 26,000 usable square feet of office improvements to be contained in the Premises are no longer operable or servicable (such that the useful life of the same is exhausted and such item is in need of replacement), then the cost of replacement of such item or items shall be prorated (on a straightline basis) over the reasonable useful life of the item or items in question, Lessee shall be liable for (and shall promptly pay for) the portion of the prorated cost of replacement of the item or items in question which is applicable to the remainder of the Term, and Lessor shall promptly pay for the remaining cost of replacement of the same.

     10. Paragraph 7.1 - Lessee's Obligations. The following is hereby added to Paragraph 7.1(a):

          "Notwithstanding the foregoing or any other provision of this Lease, Lessor shall at Lessor's sole cost and expense, subject to the following limitations, maintain in good condition and repair and replace (as necessary) damage to (and/or construction defects in) the structural components of the roof (but not the roof membrane which shall be the responsibility of the Lessee, subject to Paragraph 6.5), foundation, structural elements of the Building and exterior portions of exterior walls (excluding wall coverings, painting, glass and doors) and the Base Building utility connections to the Building of the Premises; provided if such damage is caused by the negligence or willful misconduct of Lessee, Lessee's employees, agents, subtenants or contractors, then, subject to the provisions of Paragraph 9, such repairs shall be at Lessee's sole expense. Lessor shall also not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by Lessee, including, without limitation, to special equipment or systems installed by Lessee, (ii) the installation, alteration or removal of Lessee's property fixtures and equipment; (iii) the moving of Lessee's property in, about or out of the Premises; (iv) Lessee's use or occupancy of the Premises in violation of Paragraph 1.8 of this Lease, (v) fire and other casualty, except as provided in Paragraph 9 of this Lease or (vi) condemnation, except as provided in Paragraph 14 of this Lease. Except in an emergency (which interrupts or impairs normal operations of Lessee's business in a material portion of the Premises), Lessor shall have no obligation to make repairs hereunder until a reasonable time after receipt of written notice from Lessee of the need for such repairs. Lessor shall not be liable to Lessee for injury or property damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Lessee's use of the Premises during any repairs by Lessor. Lessee waives any right to repair the Premises at the expense of Lessor under any applicable governmental laws, ordinances, statutes, orders or regulations now or hereafter in effect which might otherwise apply.

          "Notwithstanding the foregoing, in the event Lessor fails to perform the obligations set forth in the immediately preceding paragraph or in Paragraphs 2.2 or 6.3, Lessee shall provide Lessor written notice specifying such failure and Lessor shall thereupon have thirty (30) days to perform its obligations hereunder; provided, however, that if the nature of the repair is such that more than thirty (30) days are reasonably required to complete the repair, Lessor shall have such additional time to complete the repair provided Lessor commences to repair within said thirty (30) day period and thereafter diligently prosecutes such repair to completion. In the event Lessor fails to repair within such thirty (30) day period (or such additional time as reasonably necessary to complete such repair, provided Lessor commences such repair within the thirty (30) day period and diligently prosecutes such repair to completion) and such failure to repair prevents lessee's use and enjoyment of any material portion of the Premises or operation of Lessee's business thereon, Lessee's obligations to pay Base Rent and charges payable hereunder shall abate (on a basis proportionate to the extent of such prevention) for the duration of such failure to repair.

          "Lessor shall further keep in good order, condition and repair all parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems consisting of or serving the Common Areas of the Project and all parts thereof, as well as providing the services for which there is an Operating Expense pursuant to Paragraph 3 of this Addendum. Except for the warranties and agreements of Lessor contained in Paragraph 2.2 (relating to condition of the Premises), Paragraph 9 (relating to destruction of the Premises), Paragraphs 6.3 and 7.1 and pursuant to this Paragraph 7, it is intended by the Parties hereto that Lessor shall have no obligation, in any manner whatsoever, to repair and maintain the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs to the Common Area at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Common Area in good order, condition and repair."

     11. Paragraph 7.3 - Utility Installation, Trade Fixtures, Alterations. The last sentence of Paragraph 7.3(a) is revised in full to read as follows:

          "Lessee may, however, make non-structural Alterations to the Premises excluding the roof as long as they are not visible from the exterior of the Premises and/or do not involve puncturing, relocating or removing the roof or any existing load-bearing walls, and the cumulative cost thereafter in any year does not exceed Seventy-Five Thousand Dollars ($75,000.00). Lessee shall have the right to install a satellite dish within the Premises or on the Building provided that such installation complies with all applicable laws, will not damage the roof, and is reasonably screened from view from the street. The Lessee Improvements shall not be considered Alterations for the purposes of this Lease."

     12. Paragraph 7.4 - Ownership; Removal; Surrender and Restoration. The following is hereby added to the first sentence of Paragraph 7.4(b).

          " . . .; provided, that at the time of giving such consent to such Alterations or Utility Installations Lessor notified Lessee in writing that such Lessee owned Alterations or Utility Installations must be so removed. Notwithstanding the foregoing or any other provision of this Lease, Lessee shall not have any obligation to remove (i) the initial and expanded mezzanine area and (ii) the Improvements located directly above such initial and expanded mezzanine area. All of the Lessee Improvements (except those relating to clauses (i) and (ii) above) shall be considered Alterations for purposes of this Lease.

     13. Paragraph 8.3 - Building and Improvements. If the same is available at a commercially reasonable cost, Lessor shall obtain earthquake insurance for the Improvements in an amount (as a percentage of replacement cost), of a scope and with a deductible consistent with the general practices of institutional owners of comparable properties in the Market (defined below).

     14. Paragraph 8.5 - The following is hereby added to Paragraph 8.5:

          "Lessee may, at its option, satisfy any or all of its insurance obligations under this Lease with any so-called "blanket" policy or policies of insurance now or hereafter carried and maintained by Lessee; provided, however, that the coverage afforded by such policy or policies shall not be reduced or diminished by reason of the use of such blanket policy or policies. So long as the Lessee hereunder has a net worth, determined substantially in accordance with generally accepted accounting principles consistently applied, of Two Hundred Fifty Million Dollars ($250,000,000.00), Lessee may self-insure all or any of the types of insurance otherwise required to be maintained by Lessee under this Paragraph 8. In such event, the remaining provisions of this Lease relating to coverage, indemnity, waiver of subrogation, proceeds and the like shall apply with respect to Lessee as they would with respect to any insurer."

     15. Paragraph 8.6 - Waiver of Subrogation. The following is hereby added to Paragraph 8.6:

          "Each party shall, upon obtaining the certificates of insurance required under this Lease, give notice to its insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease. The waivers set forth herein shall be required to the extent that the same are available from each party's insurer without additional premium; if an extra charge is incurred to obtain such waiver, it shall be paid by the party in whose favor the waiver runs within fifteen (15) days after written notice from the other party."

     16. Paragraph 8.7 - Indemnity. The following is hereby added to Paragraph 8.7:

          "(a) Subject to the provisions of Paragraphs 6.2, 8.6 and 8.8 Lessor shall indemnify, protect and hold harmless Lessee from and against any and all claims, damages, costs, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of any negligent act or omission of Lessor, its agents, contractors, employees or invitees.

     The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any act or proceeding involved therein, and whether or not (in the case of claims made against Lessee) litigated and/or reduced to judgment, and whether well-founded or not. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessor upon notice from Lessee shall defend the same at Lessor's expense by counsel reasonably satisfactory to Lessee and Lessee shall cooperate with Lessor in such defense. Lessee need not have first paid any such claim in order to be so indemnified.

          "Notwithstanding any provision of this Lease to the contrary (i) no indemnity by Lessor under this Lease shall apply to (and Lessor shall have no liability for) any damage to any Utility Installations or tangible personal property of Lessee which is insurable under a standard "all risk" or "special causes of loss" property damage policy of insurance (an "All Risk Policy"), without regard to the negligence or willful misconduct of Lessor or any Lessor Party; and (ii) no indemnity by Lessee under this Lease shall apply to (and Lessee shall have no liability for) any damage to any Improvements or any tangible property of Lessor (or any lost rents of Lessor) which is insurable under an All Risk Policy (or comparable policy), without regard to the negligence or wilful misconduct of Lessee or any Lessee Party.

          "(b) Notwithstanding any provision of this Lease to the contrary, (i) except to the extent provided in Paragraph 6.2.5(a)(i) and 6.25(a)(ii), Lessee shall have no liability hereunder for any claim of lost profits or lost revenues or any other form of consequential damage and (ii) the provisions of Section 8.7 shall not apply to any Claim, Damage or Expense relating to any Hazardous Substance contamination or release."

     17. Paragraph 9.6 - Abatement of Rent; Lessee's Remedies. The following is added at the end of Paragraph 9.6(b):

          "Notwithstanding the foregoing, in the event that the repair or restoration of the Improvements (a) is not commenced, subject to force majeure, within ninety (90) days of discovery of the casualty damage in question or (b) in any event, is not completed within two hundred seventy
     (270) days following the date of discovery of the casualty damage in question, at any time thereafter (until restoration is commenced, or completed, as the case may be) Lessee shall have the right to terminate this Lease effective upon delivery of written notice to Lessor."

     18. Paragraph 9.10 - Additional Overriding Casualty Provisions. The following is added as a new Paragraph 9.10:

          "Notwithstanding any provision of this Lease to the contrary:

          (a) In the event of any damage or destruction to the Premises by reason of any casualty event, (i) Basic Rent and all other rent payable by Lessee to Lessor under this Lease (without regard to the existence or sufficiency of insurance proceeds or any other factor) shall abate in proportion to the degree to which all or any portion of the Premises is not usable by Lessee in the operation of its business in the Premises from the date of casualty until all such damage to all Improvements, Alterations and Utility Installations within the Premises are fully repaired;

     and (ii) in the event that more than forty percent (40%) of the Premises is rendered untenantable and full restoration of all such damage within or related to the Premises will require more than 270 days to restore in full from the date of casualty (as reasonably estimated by Lessor's contractor, which estimate shall be immediately delivered to Lessee), Lessee and Lessor shall each have the right to terminate this Lease, exercisable by delivery of written notice of termination at any time prior to the date 30 days following the date Lessor's contractor shall reasonably estimate such restoration period.

          (b) In the event that the Premises shall be damaged by earthquake or flood, Lessee shall, unless this Lease is terminated pursuant to this Paragraph 9, bear its pro rata share of any insurance deductible which is applicable to the actual cost of restoration of damage to the Premises incurred by Lessor, which pro rata portion shall correspond to a fraction, the numerator of which shall be the number of years then remaining in the Term of this Lease, and the denominator of which shall be twenty (20) (i.e., twenty (20) years).

          (c) In the event that the Premises shall be damaged by earthquake or flood and either Lessor or Lessee shall be liable to bear costs for restoration of the Premises (after application of insurance proceeds and any amounts required or volunteered to be paid by the other party hereto) in an amount greater than $250,000, then at any time within 60 days following the date that such party learns of such cost obligation, it may terminate this Lease, effective upon 90 days prior written notice to the other party (which will bear the cost); provided, however, that if, within such 90 day period the other party irrevocably agrees and volunteers in a writing delivered to the terminating party to contribute an amount which will reduce the total cost of the terminating party's restoration obligation to less than $250,000, then such termination shall automatically be rendered null and void.

          (d) In the event of any termination of this Lease by either Lessor or Lessee on account of any casualty event pursuant to this Paragraph 9.10, Lessee shall have the right, exercisable by delivery of written notice by Lessee to Lessor within ten (10) days of receipt (or delivery) by Lessee of any such notice of termination, to extend the effective date of such termination to any date within 75 days thereafter (and if so extended, Lessee's occupancy of the Premises during such period shall be subject to the provisions of this Lease)."

     19. Paragraph 10 - Real Property Taxes.

          Notwithstanding any provision of this Lease to the contrary, Paragraph 10 shall be amended as follows:

          (a) For so long as the tax assessment parcel of which the Premises are a part ("Relevant Tax Parcel") includes additional land and/or improvements (other than the Exclusive Use Areas and the Lessee Parking Areas), Lessee shall be allocated that portion of the Real Property Taxes for such tax assessment parcel as are allocated to the Premises, the Exclusive Use Areas and the Lessee Parking Areas in the tax assessor's work papers, if and to the extent such allocation is clearly stated and is readily available. In all other cases, such Real Property Taxes shall be allocated to Lessee as follows:

          (i) Lessee shall be allocated that portion of the "land" component of Real Property Taxes for the Relevant Tax Parcel equal to the proportion that the land area contained within the Premises, the Exclusive Use Areas and the Lessee Parking Areas bears to the total land area contained within the Relevant Tax Parcel; and

          (ii) Lessee shall be allocated that portion of the "improvements" component of Real Property Taxes for the Relevant Tax Parcel equal to the proportion that the Floor Area of the Premises (as calculated pursuant to the provisions hereof) bears to the total Floor Area contained within the Relevant Tax Parcel; provided, however, if there is a material difference in the quality and/or quantity of the improvements located in the Premises and the other parcel or parcels contained within the Relevant Tax Parcel which is not reflected in the Floor Area proportion, the parties shall make a reasonable and equitable adjustment in the allocation of the improvements component of Real Property Taxes.

          (b) "Real Property Taxes" shall not include any (i) "Mello Roos" or similar assessment or any assessment which directly or indirectly finances improvements, exactions or infrastructure which would otherwise be the responsibility of Lessor, (ii) any assessment or tax, participation in which is voluntary, (iii) any tax related to or in substitution of any development exaction or otherwise imposed on account of development of the Premises or the Project, and (iv) any penalty or interest resulting from the negligence or misconduct of Lessor.

     20. Paragraph 12.1 - Lessor's Consent Required. A new Paragraph 12.1(f) is hereby added as follows:

          "Notwithstanding the foregoing, (a) Lessee may assign this Lease or sublet the Premises or any portion thereof, without Lessor's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Lessee, or to any partnership, corporation or other entity resulting from a merger or consolidation with Lessee or to any person or entity which acquires at least a majority of all the assets of Lessee as a going concern (collectively, an "Affiliate"), including individuals who are the principals of Lessee or an Affiliate of Lessee; provided, that (i) in the case of an assignment only, upon completion of any merger, consolidation, acquisition or assumption, the creditworthiness of the Affiliate (to whom the Lease is assigned) is not impaired and the Net Worth of the Affiliate is sufficient to undertake and fulfill Lessee's obligations under this Lease, (ii) in the case of an assignment only, the Affiliate assumes (in the event of an assignment) in writing all of Lessee's obligations under this Lease, (iii) Lessor receives a fully executed copy of such assignment or sublease agreement between Lessee and the Affiliate promptly following consummation of the assignment, and (iv) Lessee shall not be released from, and the Affiliate shall assume, all obligations of Lessee under this Lease; and (b) any change in the composition of stock or other ownership of Lessee shall not constitute an assignment of the Lease or any other transaction regulated by Paragraph 12."

     21. The following is hereby added to Paragraph 12.3(a):

          "Subject to the provisions of this Paragraph 12, if Lessor consents to an assignment or sublease (each a "Transfer") by Lessee, as a condition thereto which the parties hereby agree is reasonable, Lessee shall pay to Lessor fifty percent (50%) of any "Transfer Premium", as that term is defined in this Paragraph 12.3(a), received by Lessee from such assignee or sublessee (each a "Transferee"). "Transfer Premium" shall mean all rent, additional rent or other material consideration payable by such Transferee in connection with the Transfer in excess of the Base Rent and additional rent payable by Lessee under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred (unless all or a portion of the Premises transferred by Lessee to the Transferee (the "Subject Space") is subject to different rent and additional rent terms, in which case, to the extent applicable, such different terms shall be applicable), after deducting the expenses incurred or to be incurred by Lessee for the following (collectively, "Transfer Costs"); (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any space planning, architectural or design fees or expenses incurred in marketing such space or in connection with such Transfer, (iii) any improvement allowance or other monetary concessions provided to the Transferee, (iv) any brokerage commissions incurred by Lessee in connection with the Transfer, (v) good faith attorneys' fees incurred by Lessee in connection with the Transfer, (vi) any lease takeover costs incurred by Lessee in connection with the Transfer and (vii) out-of-pocket costs of advertising the space which is the subject of the Transfer. "Transfer Premium" shall also include, but not be limited to, key money, bonus money or other cash consideration paid by the Transferee to Lessee in connection with such Transfer, but shall exclude any payment which is not in excess of fair market value for (I) services rendered by Lessee to Transferee or (II) assets, inventory, equipment or furniture transferred by Lessee to Transferee in connection with such Transfer. The determination of the amount of Lessor's applicable share of the Transfer Premium shall be made on a monthly basis as rent or other consideration is received by Lessee under the Transfer. For purposes of calculating the Transfer Premium on a monthly basis, (x) Lessee's Transfer Costs shall be deemed to be expended by Lessee in equal monthly amounts over the entire term of the Transfer (provided, however, at the election of Lessee, in its sole discretion, Lessee may amortize all or any portion of such Transfer Costs over a shorter period or may elect to allocate such Transfer Costs to the earliest portion of the term of such Transfer until such Transfer Costs are exhausted) and (y) the rent paid for the Subject Space by Lessee shall be computed after adjusting such rent to the actual effective rent to be paid, taking into consideration any and all cash concessions actually paid in cash to Lessee by Lessor in connection therewith (exclusive of any amounts used by Lessee in connection with the design or implementation of alterations). For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis without interest over the relevant term."

     22. Paragraph 16.1 - Tenancy Statement. The following is hereby added to Paragraph 16.1:

          "Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises."

     23. Paragraph 17 - Limitation on Liability. The following is hereby added to Paragraph 17:

          "Notwithstanding anything contained in this Lease to the contrary, the obligations of Lessor or Lessee under this Lease (including any actual or alleged breach or default by Lessor or Lessee) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Lessor or Lessee or Lessor's or Lessee's partners, and neither PartyLessee shall not seek recourse against the individual partners, directors, officers, members or shareholders of the other party or against the other party's partners or any other persons or entities having any interest in Lessor, or any of their personal assets for satisfaction of any liability with respect to this Lease."

          "In addition, in consideration of the benefits accruing hereunder to Lessee and notwithstanding anything contained in this Lease to the contrary, Lessee hereby covenants and agrees for itself and all of its successors and assigns that the liability of Lessor for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Lessor), shall be limited solely to, and Lessee's and its successors' and assigns' sole and exclusive remedy shall be against, Lessor's interest in the Premises and proceeds therefrom, and no other assets of Lessor. Notwithstanding any provision of this Lease to the contrary, prior to and following the Substantial Completion of the Improvements, Lessor shall have the right to assign, transfer or convey in good faith its rights under the Lease and/or with respect to the Building, the Premises and/or the Project to an "Affiliate" which assumes in writing all of Lessor's accrued and unaccrued obligations under this Lease without the consent of Lessee; provided, however that (i) except as provided in clause (ii) below, in the event of Lessor's assignment, transfer or conveyance (a "Lessor Affiliate Assignment") pursuant to the foregoing, Lessor shall be released from any and all obligations and liabilities under the Lease and (ii) in all cases of a Lessor Affiliate Assignment (or any other transfer or assignment of Lessor's rights with respect to all or any portion of the Premises or this Lease), Lessor shall not be released from, and shall specifically continue to be primarily liable and responsible for, each and all of its accrued and unaccrued obligations under the Work Letter. For purposes herein, the "Affiliate" shall be defined as any partnership, corporation or other entity which controls, is controlled by, or is under common control with Lessor (control being defined for such purposes as the power to direct the management of the relevant entity), or to any partnership, corporation or other entity resulting from a merger or consolidation with Lessor or to any person or entity which acquires at least a majority of all the assets of Lessor as a going concern."

     24. Paragraph 19 - Interest on Past Due Obligations. Paragraph 19 is hereby deleted and replaced by the following:

          "For all purposes of the Lease, notwithstanding any term of the Lease to the contrary, interest chargeable to either Lessor or Lessee for any amount owing from one party to the other shall be imposed after the expiration of the applicable cure periods set forth in Paragraph 13.1 of the Lease at an interest rate ("Interest Rate") equal to the lesser of: (a) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo Bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its "prime rate" or "reference rate", plus four percent (4%); or (b) the maximum rate permitted by law."

     25. Paragraph 25. - Recording. Paragraph 25 is hereby deleted and replaced with the following:

          "Neither party shall record this Lease or a short form thereof without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of the party from whom consent is requested."

     26. Paragraph 26. - No Right To Holdover. The following is hereby added to Paragraph 26:

          "Notwithstanding the foregoing or anything to the contrary elsewhere in this Lease, if Lessee holds over in the Premises, Lessee agrees to pay rent at a monthly rate equal to one hundred forty hundred percent (140%) of the Base Rent then in effect under the Lease. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee."

     27. Paragraph 34 - Signs. The following is hereby added to Paragraph 34:

          "Except as provided in this Paragraph 34, Lessee shall have no right to place any sign upon the Building or the Project or which can be seen from adjacent premises or public streets.

          (a) Interior of Premises. Lessee, at its sole cost and expense, may install identification signage anywhere in the Premises provided that such signs must not be visible from the exterior of the Building. All of Lessee's interior signs, window coverings, and blinds, as well as all similar items to the extent the same are visible from the exterior of the Premises (i.e., from adjacent premises or public streets), shall be subject to the sign program for the Project, as the same may be reasonably and nondiscriminatorily amended from time to time by Lessor ("Lessor's Sign Program") and Lessor's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

          (b) Exterior Signage.

          (i) Description. Lessee shall be entitled to retain in place throughout the Lease Term exterior building signage in the locations shown on Exhibit "E-1" attached hereto and elsewhere on the exterior of the Building subject to Lessor's approval which shall not be unreasonably withheld, conditioned or delayed ("Lessee's Signage"). All Lessee's Signage shall be subject to (a) Lessee's receipt of all required governmental permits and approvals; (b) all applicable governmental laws and ordinances; and (c) Lessor's Sign Program for the Project attached hereto as Exhibit "E-2". The cost of installation of Lessee's Signage, as well as all costs of design and construction of such signage and all other costs associated with such signage, including, without limitation, utility charges and hook-up fees, permits, and maintenance and repair, removal and restoration of the Building following sign removal shall be the sole responsibility of Lessee. Other than Lessee's Signage, no sign may be erected on or maintained on the exterior of the Building except such signs as may be used by the Declarant as defined in covenants, conditions and restrictions recorded or to be recorded against the Premises ("CC&Rs") in accordance with the CC&Rs.

          (ii) Monument Signs. Lessor shall diligently pursue the right from the City of Anaheim to provide a Project monument sign on East La Palma Avenue and if Lessor receives such right, Lessee shall have the right to have Lessee's Signage placed on such monument sign (which may be a multi-tenant monument sign) at Lessee's cost and expense.

          (iii) Transferability. The rights to Lessee's Signage may be assigned, transferred or otherwise conveyed (without Lessor's consent) to any assignee of Lessee's interest in this Lease or any sublessee of the Premises, pursuant to the terms of this Lease, but may not otherwise be transferred without Lessor's express written consent, which Lessor may withhold in its sole discretion. Lessee shall be entitled to modify, at Lessee's sole cost and expense, Lessee's Signage to reflect the name, trade name or logo of Lessee or any sublessee or assignee, but only if the same is not an "Objectionable Name." The term "Objectionable Name" shall mean any name of an entity which is of a character or reputation morally offensive or repugnant to a majority of the populace or sufficiently controversial that a majority of comparable institutional landlords in the market area of the Project would not provide similar identity signage to such entity.

          (iv) Maintenance. Should Lessee's Signage require maintenance or repairs, as determined in Lessor's reasonable judgment, Lessor shall have the right to provide written notice thereof to Lessee and Lessee shall cause such repairs and/or maintenance (if needed) to be performed within thirty (30) days after receipt of such notice from Lessor, at Lessee's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Lessee shall commence such repairs and/or maintenance within such thirty
     (30) day period and shall diligently prosecute such repairs and maintenance to completion. Should Lessee fail to perform such maintenance and repairs within the periods described in the immediately preceding sentence, Lessor shall have the right to cause such work to be performed and to charge Lessee as additional rent for the costs of such work plus interest at the Interest Rate from the date of Lessor's payment of such costs to the date of Lessee's reimbursement to Lessor. Upon the expiration or earlier termination of this Lease, Lessee shall, at Lessee's sole cost and expense, cause the Lessee's Signage to be removed from the exterior of the Premises and shall cause the exterior of the Premises to be restored to the condition existing prior to the placement of such signage, reasonable wear and tear excepted. If Lessee fails to remove such signage or to restore the exterior of the Premises as provided in the immediately preceding sentence within ninety (90) days following the expiration or earlier termination of this Lease, then Lessor may perform such work, and all costs and expenses incurred by Lessor in so performing plus interest at the Interest Rate from the date of Lessor's payment of such costs to the date of Lessee's reimbursement to Lessor shall be reimbursed by Lessee to Lessor within ten
     (10) days after Lessee's receipt of invoice therefor. Lessor may apply the Security Deposit towards the costs of performing any of Lessee's obligations under this Paragraph 34. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease."

     28. Paragraph 40 - Multiple Buildings. The following is hereby added to Paragraph 40 of the Lease:

          "Subject to the express provisions of this Lease inconsistent therewith, Lessee shall observe and comply with the "Rules and Regulations" attached hereto as Exhibit "F", and all reasonable non-discriminatory modifications thereof and additions thereto from time to time put into effect and furnished to Lessee by Lessor. Lessor shall reasonably endeavor to enforce the Rules and Regulations, but shall have no liability to Lessee for the violation or non-performance by any other lessee or occupant of the Project of any such Rules and Regulations."

     29. Paragraph 41 - Security Measures. The following is hereby added to Paragraph 41 of the Lease:

          "Lessee shall have the right, at its sole cost and expense, to install and maintain its own security system within the Premises, subject to Lessor's approval of plans and specifications of the same pursuant to Paragraph 7.3."

     30. Paragraph 49 - Waiver of Jury Trial. A new Paragraph 49 is hereby added as follows:

          "49. Waiver of Jury Trial. Lessor and Lessee hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim, or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Lessee or Lessee against Lessor on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Lessor and Lessee, Lessee's use and occupancy of the Premises and/or Project, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereinafter in effect."

     31. Paragraph 50 - Savings Clause. A new Paragraph 50 is hereby added as follows:

          "50. Savings. If any clause or provision of the Lease is illegal, invalid or unenforceable under present or future laws effective during the Term of the Lease, then and in that event, it is the intention of the parties hereto that the remainder of the Lease shall not be affected thereby, and it is also the intention of the parties to the Lease that, in lieu of each clause or provision of the Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable."

     32. Paragraphs 52-54 - Option to Extend. New Paragraphs 52-54 are hereby added as follows:

          "52. Option to Extend

          (a) Subject to the terms of this Paragraph 52 and Paragraph 54 below, entitled "Options," Lessor hereby grants to Lessee two (2) successive options (each such option shall be referred to herein as an "Extension Option") to extend the Term for (i) an additional period commencing the day following expiration of the initial Term hereof and continuing through August 31, 2012 with respect to the first Extension Option and (ii) sixty
     (60) months with respect to the second Extension Option (each such optional term shall be referred to herein as an "Option Term"), on the same terms, covenants and conditions, as provided for in the Lease during the initial Term, except that all economic terms such as, without limitation, Base Rent, will be established based on ninety-five percent (95%) of the "Fair Market Rental Rate" for the Premises for the first twelve (12) months of each Option Term as defined and determined in accordance with the provisions of Paragraph 53 below. Base Rent for the remaining months with respect to the first Extension Option and the remaining months with respect to the second Extension Option shall be increased (but not decreased) as set forth below in Paragraph 52(f) below.

          (b) Each Extension Option must be exercised, if at all, by written notice ("Extension Notice") delivered by Lessee to Lessor no earlier than the date which is twelve (12) months, and no later than the date which is six (6) months, prior to the expiration of the then current Term.

          (c) Following, but no later than thirty (30) days following, the date upon which Lessee timely exercises any Extension Option, Lessor will provide written notice of Lessor's proposed determination of the Fair Market Rental Rate and the Base Rent payable by Lessee during the Option Term in question based upon the Fair Market Rental Rate. Lessee will have thirty (30) days ("Lessee's Review Period") after receipt of Lessor's notice of the Fair Market Rental Rate within which to: (i) accept such Fair Market Rental Rate; (ii) rescind the Extension Notice; or (iii) or to object thereto in writing. Lessee's failure to object to the Fair Market Rental Rate submitted by Lessor in writing within Lessee's Review Period will conclusively be deemed Lessee's approval and acceptance thereof. If Lessee objects to the Fair Market Rental Rate submitted by Lessor, Lessor and Lessee will attempt in good faith to agree upon such Fair Market Rental Rate using their best good faith efforts. If Lessor and Lessee fail to reach agreement on such Fair Market Rental Rate within fifteen (15) days following the expiration of Lessee's Review Period (the "Outside Agreement Date"), then each party's last written proposed Fair Market Rental Rate will be submitted to appraisal in accordance with the provisions below.

          (d) Appraisal.

          (i) Lessor and Lessee will each appoint one (1) independent appraiser who by profession must be an independent real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties located in the Anaheim area of Orange County, California (the "Comparison Area"). The determination of the appraisers will be limited solely to the issue of whether Lessor's or Lessee's submitted fair market rental rate for the leased area at issue is the closest to the actual Fair Market Rental Rate for such area as determined by the appraisers, taking into account the requirements of Paragraph 53 below. Each such appraiser will be appointed within fifteen (15) days after the Outside Agreement Date.

          (ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

          (iii) The three (3) appraisers will within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties will use Lessor's or Lessee's submitted Fair Market Rental Rate for purposes of establishing the Base Rent for the Option Term in question, and will notify Lessor and Lessee thereof.

          (iv) The decision of the majority of the three (3) appraisers will be binding upon Lessor and Lessee. If either Lessor or Lessee fails to appoint an appraiser within the time period specified in Subparagraph (c)(i) hereinabove, the appraiser appointed by one of them will, within thirty
     (30) days following the date on which the party failing to appoint an appraiser could have last appointed such appraiser, reach a decision based upon the procedures set forth above (i.e., by selecting either Lessor's or Lessee's submitted Fair Market Rental Rate) and notify Lessor and Lessee thereof, and such appraiser's decision will be binding upon Lessor and Lessee.

          (v) If the two (2) appraisers fail to agree upon and timely appoint a third appraiser, both appraisers will be dismissed and the matter to be decided will be forthwith submitted to arbitration under the provisions of the American Arbitration Association based upon the procedures set forth above (i.e., by selecting either Lessor's or Lessee's submitted Fair Market Rental Rate).

          (vi) The cost of appraisal (and, if necessary, arbitration) will be paid by the non-prevailing party.

          (vii) If the process described hereinabove has not resulted in a selection of Lessor's or Lessee's Fair Market Rental Rate by the commencement of the Option Term in question, then the Fair Market Rental Rate estimated by Lessor will be used until the appraiser(s) reach a decision, with an appropriate rental credit and other adjustments for any overpayments of Base Rent or other amounts if the appraisers select Lessee's estimate of the Fair Market Rental Rate.

          (e) Notwithstanding the Fair Market Rental Rate determined as provided herein, in no event will the monthly Base Rent payable during any Option Term be less than the monthly Base Rent payable during the last month of the immediately preceding Term (i.e., the last month of the initial Term or the last month of the first Option Term, as applicable), excluding any Amortization Base Rent.

          (f) Effective as of the first day of the thirteenth (13th) month of each Option Term and every twelve (12) months thereafter (the "CPI Adjustment Date(s)"), the Base Rent in effect immediately before each CPI Adjustment Date shall be increased, in accordance with the percentage increase, if any, in the Consumer Price Index, to an amount which is equal to the product of: (i) the Index (as hereinafter defined) for the fourth
     (4th) month preceding the applicable CPI Adjustment Date, multiplied by the Base Rent in effect for the first twelve months of the Option Term in question; divided by (ii) the Basic Index (as hereinafter defined). The "Index" shall mean the Consumer Price Index, All Items, 1982-1984 = 100, All Urban Consumers for the Los Angeles-Anaheim-Riverside Area, as published by the United States Department of Labor, Bureau of Labor Statistics, or its successor index, and the "Basic Index" shall mean the Index published for the fourth (4th) month preceding the first (1st) month of each respective Extension Term. The adjusted Base Rent shall be rounded to the nearest $1.00. If the Index required for the calculation specified in this subparagraph is not available on the CPI Adjustment Date in question, Lessee shall continue to pay the same amount of Base Rent payable during the period immediately preceding the CPI Adjustment Date until the Index is available and the necessary calculation is made. As soon as such calculation is made, Lessee shall immediately pay to Lessor the amount of any underpayment of Base Rent for the month(s) that may have elapsed. In the event the compilation or publication of the Index shall be transferred to any other governmental department, bureau or agency or shall be discontinued, the index most nearly the same as the Index shall be used to make such calculation. Notwithstanding the foregoing, as of each CPI Adjustment Date the Base Rent in effect immediately prior to each CPI Adjustment Date shall be increased by no less than four percent (4%) of the Base Rent for the initial year of the Option Term and by no more than six percent (6%) of the Base Rent for the initial year of the Option Term.

     33. Paragraph 53 - Definition of Fair Market Rental Rate. A new Paragraph 53 shall be added as follows:

          "The term "Fair Market Rental Rate" for purposes of this Lease shall mean the annual amount of Base Rent per square foot of Floor Area for the Option Term, that a willing, nonequity, nonrenewal new lessee (excluding sublease and assignment transactions) would pay, and a willing lessor of a comparable premises located in the area of North and Central Orange County (the "Market") would accept, at arm's length for space of comparable size and quality as the Premises taking into account the age, quality and layout of the then existing office improvements in the Premises (i.e., comparably sized building with a 15,000 square foot mezzanine for office area) (but specifically excluding the value of any Improvements, Alterations or Utility Installations directly (or indirectly through Amortization Base
     Rent) paid for by Lessee) and taking into account all factors, issues, concessions or items that a sophisticated landlord or tenant would consider relevant, including, but not limited to, rental rates, tenant size and/or credit standing, tenant improvement allowances, operating expenses, other allowances and/or concessions, parking charges, reduced rent, free rent, reduced rate parking, free parking and any other lease concessions, if any, then being charged or granted by Lessor or the lessors of comparable buildings in the Market. The Fair Market Rental Rate shall be an effective rental rate such that if the relevant comparison transactions in the Market provide cash concessions or equivalents (such as tenant improvement allowances, free rent, etc.) (collectively, "Concessions") in excess of that provided hereunder for the Option Term in question, the Base Rent rental rate which would otherwise be the Fair Market Rental Rate shall be reduced (using whatever discount or reduction method which would be then used by comparable lessors in the Market to reflect a lesser (or no) concession package) to account for, on the same basis as such difference would be accounted for in the open market, the difference between the Concessions, if any, applicable to the Option Term transaction hereunder and the Concessions, if any, applicable to the comparison Market transactions. In addition, the Fair Market Rental Rate shall specifically address (and make adjustment for) (i) the fact that each Option Term transaction hereunder provides for (under Paragraph 52(f)) Consumer Price Index increases in Base Rent following the first twelve months of the Option Term and (ii) whether the comparison Market transactions similarly provide for Consumer Price Index increases in Base Rent (and if so, whether such provisions provide for greater or lesser Consumer Price Index increases), and in light thereof, the Fair Market Rental Rate shall be the applicable rent for the first year of the Option Term in question (before subsequent Consumer Price Index increases).

     34. Options.

          (a) Definition. As used in this Paragraph, the word "Option" means the Extension Option contained in Paragraph 52.

          (b) Options Not Personal. Each Option granted to Lessee shall not be personal to the original Lessee executing this Lease and may be exercised only by the Lessee or any assignee thereof to whom this Lease has been assigned in accordance with the provisions of this Lease. The Options, if any, granted to Lessee under this Lease are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

          (c) Effect of Default on Options. Lessee will have no right to exercise any Option, notwithstanding any provision of the grant of option to the contrary, and Lessee's exercise of any Option may be nullified by Lessor and deemed of no further force or effect, if Lessee is in default of any monetary obligation or material non-monetary obligation under the terms of this Lease (with all applicable notice and cure periods under this Lease having expired) as of Lessee's exercise of the Option in question or at any time after the exercise of any such Option and prior to the commencement of the Option Term in question.

     35. Paragraph 55 - Parcelization. A new Paragraph 55 is hereby added as follows:

          "55. Parcelization. Lessor reserves the right to cause to be recorded a parcel map or final map ("Map") pursuant to the California Subdivision Map Act in order to cause the Premises and the Lessee Parking Areas and Exclusive Use Areas shown within the cross-hatched area on the site plan attached as Exhibit "A-4" to this Lease to constitute a legal parcel ("Parcelization"). Lessee covenants and agrees that it will promptly, without compensation, and in good faith cooperate with Lessor at Lessor's expense in the Parcelization by, among other things, executing and delivering to Lessor any reasonable instrument required to be recorded to effect the Parcelization and executing any reasonable and appropriate amendment to this Lease and/or estoppel certificate memorializing the Parcelization. Lessor shall bear all costs incurred in connection with the Parcelization. As a condition to the Parcelization, Lessor shall provide to Lessee, its sublessees and their agents, employees, customers or invitees (collectively "Lessee Users") access to adjacent public streets over all driveways and drive areas within the Project reasonably required for Lessee's access to the Premises (equivalent to that which is available to Lessee prior to Parcelization) pursuant to easements to be either recorded separately or as part of the CC&R's for the Project for the use, occupancy, enjoyment, ingress and egress and access of the Lessee Users.

          Upon the recordation of the Map, Landlord shall give written notice of such recordation to Lessee within ten (10) days thereafter and effective as of the date of such recordation, certain provisions of the Lease shall be modified as follows: (i) the Lessee Parking and Exclusive Use Areas shall be deemed to be part of the Premises; (ii) Paragraphs 1.5.2(a)-1.5.2(d) of this Addendum (the "Common Area Provisions") with respect to Operating Expenses and Lessee's payment thereof shall not be of any further force and effect, other than with respect to the common landscaped areas fronting East La Palma and Ocean Avenue (both as to the Premises (which shall not include any portion of the Lessee Exclusive Use Areas) and the remainder of the Project) reasonably and nondiscriminatorily designated and located by Lessor (the "Common Landscaping Areas") (and at such point, the Common Area Provisions shall only apply to the extent necessary (A) to obligate Lessor to maintain the Common Landscaping Areas in good condition and (B) to permit Lessor to continue to charge Lessee for its Lessee's share of Operating Expenses solely and directly related only to maintenance of the Common Landscaping Areas (with Lessor's maximum management fee to be proportionately reduced) and (iii) Lessor shall return to Lessee any unused reserves previously paid for by Lessee as part of Operating Expenses; provided, however, Lessor shall as soon as reasonably practicable following the Parcelization provide Lessee with a final statement of applicable Operating Expenses and a final reconciliation based on all of Lessee's Monthly Operating Expense Charges paid by Lessee to the date of the Parcelization and Lessor and Lessee shall reconcile any underpayments or overpayments in accordance with the provisions of Paragraph 1.5.2(c) of the Addendum; and (iv) subject to the Lessor Easements, Lessee shall have exclusive use of the entire Premises including the Lessee Parking Areas and Exclusive Use Areas."

                  IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the day and year of execution of the Lease.

LESSOR:                                     LESSEE:

KILROY REALTY, L.P.,                        BE AEROSPACE, INC.,
a Delaware limited partnership              a Delaware corporation


By:      Kilroy Realty Corporation,
         a Maryland corporation,            By: /s/ Thomas P. McCaffrey
         its general partners                        Name:
                                                     Title:

By: /s/ S Black
Name:  Steven L. Black                      By: /s/ J. Holtzman
Title: EVP                                           Name:
       /s/illegible Jeffrey C. Hawken                Title:
          EVP & COO

                                   Exhibit A-1

                               Exclusive Use Areas

                                   (attached)

                               [graphic omitted]

                                   Exhibit A-2

                                Lessor Easements

                                   (attached)

                               [graphic omitted]

                                   Exhibit A-3

                              Lessee Parking Areas

                                   (attached)

                               [graphic omitted]

                                   Exhibit A-4

                                  Lessee Parcel

                               [graphic omitted]

                                    Exhibit B

                                   (attached)

                                   WORK LETTER
                                  -----------

     THIS WORK LETTER ("Work Letter") is entered into as of this 27th day of October, 1998, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Lessor") and BE AEROSPACE, INC., a Delaware corporation ("Lessee").

                                R E C I T A L S:
                                - - - - - - - -

     A. Lessor and Lessee have entered into that certain Standard Industrial/Commercial Single-Tenant Lease-Net (the "Lease") dated as of the date hereof, covering certain premises (the "Premises") more particularly described in the Lease. This Work Letter is attached to the Lease as Exhibit B. The Lease is hereby incorporated into this Work Letter by this reference. Capitalized terms not defined in this Work Letter shall have the meanings given to such terms in the Lease.

     B. By the terms of this Work Letter, Lessor has agreed to cause to be completed at Lessor's sole cost and expense the planning and construction of the Base Building (as herein defined) pursuant to the terms hereinafter set forth, as well as, subject to the provisions of this Work Letter, certain additions to the Base Building described below as the "Base Building Additions" (the "Base Building Additions").

     C. By the terms of this Work Letter, Lessor has further agreed to cause to be completed at Lessor's sole cost and expense, but solely up to the limit, and subject to the limitations with respect to the Unamortized Allowance and the Additional Allowance (as such terms are hereinafter defined) certain tenant improvements and facilities (collectively the "Lessee Improvements") pursuant to the terms hereinafter set forth.

     D. References herein to the "Improvements" shall mean and refer to the Base Building, the Base Building Additions and the Lessee Improvements individually and collectively as the context requires.

     E. In consideration of the mutual covenants contained in the Lease and this Work Letter, Lessor and Lessee hereby agree as follows:

          1. Base Building.

             (a) As used in this Work Letter and in the Lease, "Base Building" shall mean a concrete, tilt up industrial building to contain approximately 98,200 square feet (except as provided in the Base Building Additions) of floor area, including 15,200 square feet of mezzanine space (the "Building"), together with utility services for the Building, all paving, striping and installation of curbing for all Lessee Parking Areas, the installation of all landscaping and exterior lighting, all perimeter sidewalks, curbing and medians, all driveways to be installed upon the Premises and all other improvements and facilities located in the Common Areas and all other improvements (excluding the Lessee Improvements and the Base Building Additions), in and appurtenant to the Building reasonably necessary for Lessee's use and/or occupancy of the Premises and the rights granted to Lessee under the Lease. The Base Building shall contain all of the improvements shown in those certain plans and specifications (the "Base Building Plans") described In Part I of Exhibit "B-1" attached hereto and shall include all of the elements and facilities and characteristics specified in Part II of Exhibit "B-1".

             (b) The "Base Building Additions" mean those certain enhancements and additions described on Exhibit "B-2", which have been incorporated into the Base Building Plans.

          2. Completion of Base Building. Subject to the terms of the Lease and this Work Letter and any "Lessee Delay" or "Force Majeure Delay" as provided herein, Lessor shall cause the "Base Building Contractor" (defined below) to complete the construction and installation of the Base Building and the Base Building Additions substantially in accordance with the Base Building Plans (defined below) and in accordance with applicable Laws (defined below) in effect as of the Commencement Date pursuant to the terms of this Work Letter. Lessor shall use commercially reasonable efforts to cause the Base Building Contractor to achieve such completion in accordance with the "Construction Schedule" attached hereto as Exhibit "B-3".

          3. Base Building Architect Selection. Ware Malcomb ("Base Building Architect") shall act as the architect with respect to the design and completion of the Base Building (and the Base Building Additions) and shall enter into a contract with Lessor for such services (the "Base Building Architect's Contract"). The parties acknowledge and agree that the Base Building Architect's Contract entered into with the Base Building Architect will obligate the Base Building Architect to issue to both Lessor and Lessee an architect's certificate upon "Substantial Completion" of the Base Building and the Base Building Additions certifying the substantial completion of the Base Building and the Base Building Additions in accordance with the Base Building Plans ("Base Building Architect's Certificate").

          4. Base Building Improvement Plans.

             (a) (intentionally omitted.)

             (b) Base Building Final Plans.

                 (i) The Base Building Plans, which have been revised to reflect the Base Building Additions, have been approved by Lessor and Lessee. The Base Building Architect shall, promptly following the date hereof, submit the Base Building Plans to the appropriate governmental agency for plan checking and the issuance of building and other required permits. The Base Building Architect shall make any and all changes to the Base Building Plans required by any applicable governmental entity ("Governmental Changes") to obtain a building permit for the Base Building and the Base Building Additions; provided, however, that any Governmental Changes which materially and adversely affect the use or occupancy of the Premises by Lessee shall also be subject to the prior written approval of the Lessee, which shall not be unreasonably withheld or delayed.

                 (ii) After a building permit for the Base Building and the Base Building Additions is issued, any further changes to the Base Building Permit shall require the prior written approval of Lessee and Lessor (not to be unreasonably withheld or delayed). If Lessee desires any change in the Base Building Plans, such change may only be requested by the delivery to Lessor by Lessee of a proposed written "Change Order" specifically setting forth the requested change. Lessor and Lessee acknowledge and agree that Lessee may not request, and shall not be entitled to, a Change Order that reduces the square footage of the Building. Lessor shall, with reasonable promptness following the receipt of a proposed Change Order to the Base Building Plans, provide Lessee the following items: (A) the increase in the cost (both architectural and construction costs) of the Base Building caused by such change (the "Change Order Cost") and (B) an estimate of the number of days of any Lessee Delay which would be caused by the implementation of such proposed change (the "Change Order Delay"); provided, however, that Lessor shall not suspend or otherwise delay construction of the Base Building pending consideration (and approval by Lessee) of a Lessee requested Change Order to the Base Building Plans (except that if Lessee requests in writing that Lessor delay such construction, Lessor shall be permitted to do so). Lessee shall then have three (3) business days to approve the proposed Change Order, including Change Order Cost, and the estimated Change Order Delay. If Lessee approves these items, Lessor shall promptly execute the Change Order and cause the appropriate changes to the Base Building Plans to be made. If Lessee fails to respond to Lessor within said three (3) business day period, the proposed Change Order, including the Change Order Cost and the Change Order Delay shall be deemed disapproved by Lessee and Lessor shall have no obligation to perform any work set forth in the proposed Change Order. Change Order Delay shall include all delays in Substantial Completion (defined below) of the Improvements caused by the proposed Change Order, including, without limitation, all architectural and construction delays.

             5. Selection of Base Building Contractor. L.E. Wentz Company shall be the "Base Building Contractor", unless replaced for cause by Lessor, in which event the identity of the replacement Base Building Contractor shall be subject to the prior written approval of Lessee, which approval shall not be unreasonably withheld or delayed.

             6. Construction of the Base Building.

                (a) Lessor shall enter into a construction contract with the Base Building Contractor consistent with the requirements of this Work Letter ("Base Building Construction Contract") for the construction and installation of the Base Building and the Base Building Additions substantially in accordance with the Base Building Plans and in accordance with all applicable Laws. Lessor shall use commercially reasonable and diligent efforts to cause the Base Building Contractor to achieve Substantial Completion of the Base Building and the Base Building Additions on or prior to June 1, 1999 (the "Target Substantial Completion Date"), subject only to "Lessee Delays" and "Force Majeure Delays".

                (b) The Base Building Contractor's fee (for profit, overhead and administration) with respect to any Change Order to the Base Building Plans (for the Base Building and/or Base Building Additions) shall be three percent (3%) of the net increase, if any, of the "cost of work" (excluding profit, overhead and administration) relating to such Change Order.

                (c) Lessee shall bear the cost of the Base Building Additions in an amount equal to the lesser of (i) the total of the amounts specified on Exhibut "B-2" attached hereto, and (ii) the actual out of pocket net increase in the cost of the Base Building Additions incurred by Lessor for design, permitting and construction of such Base Building Additions. Promptly following Lessees request to do so, Lessor shall provide to Lessee reasonably detailed written evidence of the actual net cost so incurred by Lessor for such Base Building Additions.

             7. Lessee Improvements. As used in this Work Letter and in the Lease, "Lessee Improvements" shall mean those improvements generally described in Exhibit "B-4" attached hereto.

             8. Completion of the Lessee Improvements. Subject to the terms of the Lease and this Work Letter, Lessor shall cause the "Lessee Improvements Contractor" (defined below) to complete the construction and installation of the Lessee Improvements for the Guaranteed Maximum Amount (defined below) in accordance with the Lessee Improvements Plans (defined below) and all Laws applicable thereto as of the Commencement Date pursuant to the terms of this Work Letter. Subject to Lessee Delay and Force

Majeure Delay, Lessor shall use commercially commercially reasonable efforts to cause the Lessee Improvements Contractor to Substantially Complete the Lessee Improvements on or before the Target Substantial Completion Date.

             9. Lessee Improvements Architect Selection. Ware Malcomb ("Lessee Improvements Architect") shall act as the architect with respect to the design and completion of the Lessee Improvements and shall enter into a contract with Lessee for such services (the "Lessee Improvements Architect's Contract"). The parties acknowledge and agree that the Lessee Improvements Architect's Contract entered into with the Lessee Improvements Architect will obligate the Lessee Improvements Architect to issue to both Lessor and Lessee an architect's certificate upon Substantial Completion of the Lessee Improvements certifying the Substantial Completion of the Lessee Improvements in accordance with the Lessee Improvements Plans ("Lessee Improvements Architect's Certificate").

             10. Lessee Improvements Plans.

                 (a) Lessee has approved a preliminary space plan for the Lessee Improvements prepared by the Lessee Improvements Architect attached as Exhibit "B-5". Lessee shall cause the Lessee Improvements Architect to prepare plans and a site layout ("Lessee Improvements Plans") for the Lessee Improvements (which shall be reasonably consistent with such space plan approved by Lessor) and deliver the same to Lessor on or before January 11, 1999 (which deadline shall be subject to extension for Force Majeure Delays (including, without limitation, any of the same caused by Lessor)). On or before January 13, 1999 (subject to extension for Force Majeure Delays and Lessee Delays), Lessor shall either approve the Lessee Improvements Plans or specify the particular changes which must be made to such document(s) for them to be acceptable to Lessor, provided, however, that Lessor agrees that it shall only disapprove (or request changes in) such plans on the basis of (and to the extent of) a Design Problem (defined below). Lessor's failure to notify Lessee in writing by such date of any changes Lessor desires to be made to the Lessee Improvements Plans in accordance with the foregoing will constitute Lessor's approval thereof. A "Design Problem" shall mean and refer only to any item or part of the plans in question which (i) does not then conform to applicable laws, statutes, codes, rules, regulations and orders (collectively, "Laws"), (ii) would adversely impact the structural integrity of the Building or (iii) materially and adversely impacts the aesthetics of the exterior of the Building. Lessor and Lessee shall each exercise reasonable efforts to promptly and reasonably resolve any dispute concerning the existence or scope of any claimed Design Problem or change in the proposed Lessee Improvements Plans required to rectify the same. Promptly following the date the Lessee Improvements Plans have been approved by Lessee and Lessor, the Lessee Improvements Architect shall submit the approved Lessee Improvements Plans to the City of Anaheim building department for plan checking and the issuance of a building permit. Lessee Improvements Architect shall be responsible to process the Lessee Improvements Plans to obtain the necessary permits and approvals. Lessee, through the Lessee Improvements Architect, shall
(i) within ten (10) business days (the "First Plan Check Resubmission Period") following receipt by Lessee of the first set of plan check revisions and comments from the City of Anaheim building department, revise and resubmit (to the extent such revisions and comments pertain to the Lessee Improvements and not the Base Building) the Lessee Improvements Plans for plan check with the City of Anaheim building department and (ii) within five (5) business days (the "Second Plan Check Resubmission Period") following receipt by Lessee of the second set of plan check revisions and comments from the City of Anaheim building department, revise and resubmit (to the extent such revisions and comments pertain to the Lessee Improvements and not the Base Building) the Lessee Improvements Plans for plan check with the City of Anaheim building department.

                 (b) After the parties approve the Lessee Improvements Plans and a building permit for the Lessee Improvements is issued, any further changes to the Lessee Improvements Plans shall require the prior written approval of Lessee and Lessor (not to be unreasonably withheld or delayed). If Lessee desires any change in the Lessee Improvements Plans, such change may only be requested by the delivery to Lessor by Lessee of a proposed written "Change Order" specifically setting forth the requested change in the Lessee Improvements Plans. Lessor shall have seven (7) business days from the receipt of any such proposed Change Order to provide Lessee with the following items: (i) a summary of any net increase in the Guaranteed Maximum Amount (defined below) (the "Change Order Cost") and (ii) a statement of the estimated number of days of any Lessee Delay to be caused by such proposed change in the Lessee Improvements Plans (the "Change Order Delay"); provided, however, that Lessor shall not delay or suspend construction of the Lessee Improvements pending consideration (and approval by Lessee) of any requested Change Order to the Lessee Improvements Plans unless requested to do so in writing by Lessee. Lessee shall then have three (3) business days to approve the Change Order, including the Change Order Cost and the estimated Change Order Delay. If Lessee approves these items, Lessor shall promptly execute the Change Order and shall coordinate with Lessee to cause the appropriate changes to the Lessee Improvements Plans to be made. If Lessee fails to respond to Lessor within said three (3) business day period, the proposed Change Order in question, including the Change Order Cost and the estimated Change Order Delay shall be deemed disapproved by Lessee and Lessor shall have no further obligation to perform any work set forth in the proposed Change Order.

             11. Selection of Lessee Improvements Contractor.

                 (a) L.E. Wentz Company shall be the "Lessee Improvements Contractor".

                 (b) Lessor shall cause the Lessee Improvements Contractor (i) to perform its services under the TI Contract (defined below) for a fee for profit, overhead and administration equal to three percent (3%) of the remaining "cost of the work" subject to the TI Contract and general conditions in an amount equal to (A) Seventy-Two Thousand Dollars ($72,000.00) minus (B) an amount equal to three and eighty-five one hundredths percent (3.85%) of the cost of the Base Building Additions, (ii) to accept a contingency under the TI Contract (for purposes of determining the Guaranteed Maximum Amount) of Seventy-Five Thousand Dollars ($75,000.00), (iii) to accept as its fee for profit, overhead and administration (and general conditions) with respect to a Change Order under the TI Contract a fee of five percent (5%) of the net increase, if any, in the "cost of the work" covered by the TI Contract resulting from each such Change Order, and (iv) to provide in each subcontract under the TI Contract a subcontractor fee for profit, overhead, administration and general conditions of fifteen percent (15%) of the net increase, if any, in the cost of work covered by such subcontract resulting from each such Change Order.

             12. Guaranteed Maximum Amount.

                 (a) During design development with respect to the Lessee Improvement Plans, Lessor and the Construction Manager shall cause the Lessee Improvements Contractor to preliminarily bid each major trade or component (i.e., having a cost of $20,000 or more) (with not less than ninety percent (90%) of the cost of work to be subject to such multiple bidding) of the Lessee Improvements (as shown on the Lessee Improvements Plans) and otherwise assist Lessee and Lessee's Architect to "value engineer" the Lessee Improvement Plans, if and to the extent desired by Lessee.

                 (b) In connection with and coordinated with issuance of the building permit for the Lessee Improvements, Lessor shall cause the Lessee Improvements Contractor to bid each major trade or component of the Lessee Improvements (i.e., having a cost of $20,000 or more) (with not less than ninety percent (90%) of the cost of the work of the Lessee Improvements to be subject to such multiple bidding) on a fixed contract amount basis (unless otherwise approved by Lessee) to three (3) qualified subcontractors (unless based upon market conditions, Lessor requests Lessee's approval of a smaller number of bids for a particular trade or trades, which approval shall not be unreasonably withheld). The Lessee Improvements Contractor shall not perform any of such trades directly. Following receipt of each of the subcontractor fixed contract amount bids, Lessor and Construction Manager shall deliver to Lessee such bids for review together with the proposed Guaranteed Maximum Amount based upon the lowest bid for each trade and Paragraph 12(c) below. Within three (3) business days following receipt by Lessee of all such subcontractor fixed contract amount bids and such proposed Guaranteed Maximum Amount (the "GMAX Approval Period"), Lessee shall approve, which approval shall not be unreasonably withheld, in a writing delivered to Lessor the Guaranteed Maximum Amount.

                 (c) The "Guaranteed Maximum Amount" means the sum of each of the following:

                     (i) the total of all fixed amount subcontract bids (for all trades and components of the Lessee Improvements) in accordance with this Paragraph 12;

                     (ii) the Lessee Improvements Contractor's General Conditions in an amount equal to (A) Seventy-Two Thousand Dollars ($72,000.00) minus (B) an amount equal to three and eighty-five one hundredths percent (3.85%) of the cost of the Base Building Additions;

                     (iii) the Lessee Improvements Contractor's contingency of Seventy-Five Thousand Dollars ($75,000.00); and

                     (iv) the Lessee Improvements Contractor's Fee of three percent (3%) of the "cost of the work" with respect to the Lessee Improvements.

                 (d) Lessee shall not be responsible for any increase in the Guaranteed Maximum Amount unless the same (i) is the direct result of a Change Order to the TI Contract initiated by Lessee or of a governmental agency required change to the Lessee Improvements Plans or (ii) unless the increase is on account of a claim by the Lessee Improvements Contractor based upon a material deficiency in the Lessee Improvements Plans prepared by the Lessee Improvements Architect (with any dispute with respect thereto to be subject to arbitration below). Any "savings" (from the Guaranteed Maximum Amount) shall be shared 50% for Lessee (passed through to Lessee by Lessor) and 50% for the Lessee Improvements Contractor.

             13. Construction of the Lessee Improvements. Lessor shall enter into a "guaranteed maximum" construction contract with the Lessee Improvements Contractor on a basis consistent with the requirements of this Work Letter and otherwise in the form approved by Lessee prior to the date hereof ("TI Contract") for the construction and installation of the Lessee Improvements in accordance with the Lessee Improvements Plans and applicable Laws. Lessee shall use commercially reasonable and diligent efforts to cause the Lessee Improvements Contractor to achieve "Substantial Completion" of the Lessee Improvements to occur on or prior to the Target Substantial Completion Date, subject only to "Lessee Delays" and "Force Majeure Delays".

             14. Lessee Cost Responsibility.

                 (a) Subject to use of the Allowances in accordance with Paragraph 19, Lessee shall be responsible to bear the following costs hereunder (which costs shall be "netted" to the extent necessary to derive the total of any cost increases (decreased by any savings where applicable)):

                     (i) the Guaranteed Maximum Amount for the Lessee Improvements, as the same may be modified (by Change Orders, Governmental Changes and otherwise) from time to time pursuant to Paragraph 12(d);

                     (ii) the cost of the Base Building Additions payable by Lessee pursuant to Paragraph 1(b);

                     (iii) the net cost of any Change Orders to the Base Building requested and approved by Lessee in accordance with Paragraph 4(b);

                     (iv) all compensation payable by Lessee to the Lessee Improvements Architect and to all consultants engaged by Lessee;

                     (v) the cost of all equipment, fixtures and furniture directly installed by Lessee pursuant to the Lease; and

                     (vi) each of the following relating to the Lessee Improvements, to the extent not covered by the Guaranteed Maximum Amount: (A) governmental agency plan check, testing, inspections, permit and other fees, (B) sales and use taxes, and (C) Title 24 fees.

                 (b) Lessee shall not be responsible for (and shall not be directly or indirectly charged for) the Base Building (other than the Base Building Additions to the extent set forth in Paragraph 14(a)(ii)).

             15. Completion Date; Substantial Completion. For purposes of this Agreement, the "Substantial Completion" of the Base Building, the Base Building Additions and the Lessee Improvements shall be deemed to have occurred upon (i) the issuance by the Base Building Architect of a certificate of substantial completion for the Base Building and the Base Building Additions, (ii) the issuance by the Lessee Improvements Architect of a certificate of substantial completion for the Lessee Improvements, (iii) issuance of a certificate of occupancy for the Premises, or the sign off by the City's building inspector that the Building is substantially complete, if such sign off legally permits Buyer's legal use and occupancy of the Premises (the "Certificate of Occupancy"), which shall be subject to no conditions, other than customary conditions which do not prevent occupancy of the Premises by Lessee and are capable of satisfaction in due course within a reasonable period of time, (iv) the filing by Lessor of a Notice of Completion with respect to the Base Building and the Lessee Improvements pursuant to the requirements of Civil Code Section 3093, (v) all Lessee Parking Areas and improvements for the Exclusive Use Areas shall be substantially complete, (vi) all building systems for the Premises shall be fully operational and (vii) Lessor shall have endeavored in good faith to provide written notice to Lessee of the date of Substantial Completion approximately five (5) business days prior to the actual date of Substantial Completion.

             16. Walk-Through and Punch List. Promptly following Substantial Completion of the Improvements, Lessee, Lessor, the Construction Manager and the Base Building Architect and the Lessee Improvements Architect (collectively, the "Architects") shall jointly conduct a walk-through of the Improvements and shall jointly prepare a punch list ("Punch List") of items needing additional work ("Punch List Items") for completion of the Improvements in accordance with the Base Building Plans, the Lessee Improvements Plans and all Laws (and as otherwise necessary to satisfy any conditions for issuance of the certificate of occupancy for the Premises). Lessor and Construction Manager shall cause the Contractors to complete the Punch List Items within a reasonable period of time, not to exceed sixty (60) days.

             17. Covenants Common To Base Building and Lessee Improvements.

                 (a) Lessee's Inspection Rights. Lessor shall schedule and attend weekly and monthly progress meetings, walk-throughs and any other meetings with the Architects, the Base Building Contractor, the Construction Manager and the Lessee Improvements Contractor (collectively, the "Contractors") and Lessee to discuss the progress of the construction of the Improvements ("Meetings"). Lessor shall give Lessee at least twenty-four (24) hours prior notice (written or telephonic) of all such Meetings. Lessee shall designate in writing the person or persons appointed by Lessee to attend the Meetings and such designated party shall be entitled to be present at and to participate in the discussions during all Meetings; but Lessor may conduct the Meetings even if Lessee's appointees are not present. In addition to the foregoing, Lessee or its agents shall have the right at any and all reasonable times to conduct inspections, tests, surveys and reports of work in progress ("Inspections") for the purpose of reviewing whether the Improvements are being constructed in accordance with the Final Plans, as amended by any change orders or other agreed upon changes ("Compliance Items"). Lessee agrees to protect, hold harmless and indemnify Lessor from all claims, demands, costs and liabilities (including attorneys' fees) arising from the negligence or misconduct Lessee's or Lessee's agents in connection with any entry onto the Project for the purpose of conducting Inspections; provided, however, that the foregoing indemnity shall not apply to any such claims, demands, costs or liabilities to the extent the same results from (i) the negligence or misconduct of Lessor or any of its agents, employees or contractors or (ii) any pre-existing hazardous condition.

                 (b) Designation of Representatives. With respect to the planning, design and construction of the Base Building, Lessor hereby designates Rick Miranda of Koll Development Company as "Lessor's Representative". Koll Development Company (Rick Miranda and Todd Cadwell is the "Construction Manager." Lessee hereby designates Ian Oswald as "Lessee's Representative". Lessee hereby confirms that Lessee's Representative has full authority to act on behalf of and to bind Lessee with respect to all matters pertaining to the planning, design and construction of the Improvements. Lessor hereby confirms that Lessor's Representative has full authority to act on behalf of and to bind Lessor with respect to all matters pertaining to the planning, design and construction of the Base Building. Either party may change its designated representative upon five (5) days prior written notice to the other party.

                 (c) No Repreentations. Notwithstanding anything to the contrary contained in the Lease or herein, Lessor's participation in the preparation of the Base Building Preliminary Plans and the Base Building Final Plans, the cost estimates for the Base Building and the construction thereof shall not constitute any representation or warranty, express or implied, that the Improvements, if built In accordance with the Base Building Preliminary Plans and the Base Building Final Plans, will be suitable for Lessee's intended purpose. Lessor agrees to assign to Lessee on a non-exclusive basis the benefit of all construction warranties pertaining to the Improvements required by either the Base Building Plans or the Lessee Improvements Plans and to fully cooperate with Lessee in taking all such action as shall be required to enforce such warranties.

                  (d) Lessee Delays; Force Majeure Delays. As used herein, "Lessee Delays" means any actual delay in the completion of the Improvements directly resulting from any of the following: (1) Lessee's failure or the Lessee Improvements Architect's failure to comply with the deadline set forth in Paragraph 10 for submission to Lessor of the Lessee Improvements Plans on or before January 11, 1999 (subject to extension for Force Majeure Delays as provided therein); (2) Lessee's failure to resubmit revised Lessee Improvements Plans as required pursuant to Paragraph 10(a) within the First Plan Check Resubmission Period or the Second Plan Check Resubmission Period, as applicable, subject to Force Majeure Delays, (3) any delay in Substantial Completion of the Improvements resulting from any Change Order to the Base Building Plans or the Lessee Improvements Plans requested by and approved by Lessee; provided, however, that except for delays resulting from material changes in the overall design of the Base Building or the Lessee Improvements after issuance of a building permit therefor and commencement of construction with respect thereto, the first five (5) calendar days In the aggregate of actual delay caused by Lessee initiated Change Orders shall not constitute a "Lessee Delay", (4) Lessee's Inspections under Paragraph 17(a) above, (5) Lessee's early entry into the Premises pursuant to Paragraph 3.2 of the Lease, (6) any unreasonable withholding by Lessee, of an approval to be granted by Lessee pursuant to the provisions of this Work Letter and (7) provided that no grounds exist for reasonable withholding of approval, Lessee's failure to approve the proposed Guaranteed Maximum Amount under Paragraph 12(b) within the GMAX Approval Period; provided, however, in the case of any claim of a "Lessee Delay" under clauses
(1), (3), (4), (5), (6) and (7) above, Lessor shall give Lessee written notice of the failure or other action causing the Lessee Delay in question, and no Lessee Delay shall be deemed to have occurred if Lessee cures such failure or other action within twenty-four (24) business hours of receipt of such notice. "Force Majeure Delays" as used herein means delays resulting from causes beyond the reasonable control of the party claiming the delay, including, without limitation, any delay caused by any action, inaction, order, ruling, moratorium, regulation, statute, condition or other decision of any governmental agency having jurisdiction over any portion of the project, over the construction of the Improvements or over any uses thereof, or by fire, flood, inclement weather, strikes, lockouts or other labor or industrial disturbance (whether or not on the part of agents or employees of either party hereto engaged in the construction of the Improvements), civil disturbance, order of any government, court or regulatory body claiming jurisdiction or otherwise, act of public enemy, war, riot, sabotage, blockage, embargo, unusual, unexpected failure or inability to secure materials, supplies or labor through ordinary sources by reason of shortages or priority, discovery of hazardous or toxic materials, earthquake, or other natural disaster, or any cause whatsoever beyond the reasonable control (excluding financial inability) of the party whose performance is required, or any of its contractors or other representatives, whether or not similar to any of the causes hereinabove stated.

                 (f) Compliance with Laws. Lessor will cause the Contractors to construct the Improvements in a safe and lawful manner and in compliance with all Laws and the building permits. Copies of all filed documents and all permits and licenses shall be provided to Lessor and Lessee. Lessor warrants to Lessee that the Premises, as of the Commencement Date, but without regard to the use for which Lessee will use the Premises, will not violate any covenant or restriction of record, or any applicable Law.

   (g) Coordination with Lease. Nothing herein contained shall be construed as (i) constituting Lessee as Lessor's agent for any purpose whatsoever, or (ii) a waiver by Lessor or Lessee of any of the terms or provisions of the Lease. Any default by either party with respect to any portion of this Work Letter, shall be deemed a breach of the Lease for which Lessor and Lessee shall have all the rights and remedies as in the case of a breach of the Lease by the other party.

                 (h) Cooperation. Lessor and Lessee agree to cooperate with one another and to cause their respective employees, agents and contractors to cooperate with one another to coordinate any work being performed within the Premises by Lessor and/or Lessee, and their respective employees, agents and contractors so as to avoid unnecessary interference and delays with the completion of the Work.

             18. Arbitration of Disputes. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THE PROVISIONS OF PARAGRAPHS 12D, 14, 15, 17 AND 19 OF THIS WORK LETTER SHALL BE ARBITRATED BY AN ARBITRATOR SELECTED BY THE ORANGE COUNTY JUDICIAL ARBITRATION AND MEDIATION SERVICES ("JAMS ARBITRATOR"). THE JAMS ARBITRATOR IS HEREINAFTER REFERRED TO AS THE "APPOINTED ARBITRATOR." IN REACHING A DETERMINATION WITH REGARD TO THE DISPUTE, THE JAMS ARBITRATOR SHALL USE HIS OR HER BEST GOOD FAITH LEGAL JUDGMENT IN RESOLVING THE DISPUTE AT ISSUE.

                 (a) THE PARTY SEEKING RESOLUTION OF SUCH DISPUTE ("DEMANDING PARTY") SHALL DELIVER TO THE OTHER PARTY WRITTEN NOTICE OF ITS DEMAND TO ARBITRATE SUCH DISPUTE ("DEMAND") WITHIN THE LATER OF: TEN (10) DAYS AFTER SUCH DISPUTE ARISES OR TEN (10) DAYS AFTER THE DEMANDING PARTY HAS IN GOOD FAITH DETERMINED A DISPUTE EXISTS. THE DEMAND SHALL INCLUDE A BRIEF AND PLAIN STATEMENT OF THE DEMANDING PARTY'S POSITION AND THE FACTS CONCERNING THE DISPUTE. WITHIN TEN (10) DAYS AFTER RECEIPT OF THE DEMAND, THE OTHER PARTY SHALL DELIVER A WRITTEN RESPONSE ("RESPONSE") TO THE DEMANDING PARTY. THE RESPONSE SHALL INCLUDE A BRIEF AND PLAIN STATEMENT OF THE PARTY'S POSITION WITH RESPECT TO THE DISPUTE. IN THE EVENT THE PARTIES CANNOT RESOLVE THE DISPUTE WITHIN TEN
(10) DAYS AFTER THE RESPONSE IS DELIVERED TO THE DEMANDING PARTY, AFTER THE PARTIES HAVE USED THEIR BEST GOOD FAITH EFFORTS TO DO SO, THEN THE DEMANDING PARTY SHALL DELIVER COPIES OF THE DEMAND AND RESPONSE TO THE APPOINTED ARBITRATOR WHO SHALL RESOLVE THE DISPUTE AS AFORESAID WITHIN FIFTEEN (15) DAYS AFTER SUBMISSION OF THE DISPUTE TO THE APPOINTED ARBITRATOR. THE DECISION OF THE APPOINTED ARBITRATOR (OR THE AAA ARBITRATOR [IF APPLICABLE, AS DESCRIBED BELOW]) SHALL BE BINDING UPON THE PARTIES. NOTWITHSTANDING THE FOREGOING, NO ARBITRATION CONDUCTED PURSUANT TO THIS WORK LETTER SHALL OCCUR PRIOR TO SUBSTANTIAL COMPLETION OF THE IMPROVEMENTS.

                 (b) IN THE EVENT THE APPOINTED ARBITRATOR IS UNWILLING OR UNABLE TO RESOLVE SUCH DISPUTE, THEN, AFTER FOLLOWING THE AFOREMENTIONED PROCEDURE, THE PARTIES SHALL SUBMIT THE DISPUTE TO THE LOCAL OFFICE OF THE AMERICAN ARBITRATION ASSOCIATION WHO SHALL SELECT AN ARBITRATOR WHO IS EXPERIENCED IN HANDLING THE DISPUTE AT ISSUE ("AAA ARBITRATOR").

                 (c) THE FEES CHARGED BY THE APPOINTED ARBITRATOR (OR AAA ARBITRATOR, AS THE CASE MAY BE) IN RESOLVING SUCH DISPUTE ALONG WITH REASONABLE ATTORNEYS' FEES INCURRED BY THE PARTIES IN RESOLVING SUCH DISPUTE SHALL BE PAID BY THE "NON-PREVAILING PARTY" AS DETERMINED BY THE ARBITRATION ARCHITECT (OR AAA ARBITRATOR, AS THE CASE MAY BE), IN HIS OR HER BEST GOOD FAITH BUSINESS JUDGMENT, OR JAMS ARBITRATOR (OR AAA ARBITRATOR, AS THE CASE MAY BE), IN HIS OR HER BEST GOOD FAITH LEGAL JUDGMENT.

                 (d) WITH RESPECT TO JUDICIAL RIGHTS TO DISCOVERY, THE PARTIES TO THE ARBITRATION SHALL BE ALLOWED TO SUBMIT A REQUEST TO THE APPOINTED ARBITRATOR (OR AAA ARBITRATOR, AS THE CASE MAY BE) FOR RIGHTS TO DISCOVERY. IT SHALL BE THE APPOINTED ARBITRATOR'S (OR AAA ARBITRATOR'S, AS THE CASE MAY BE) RESPONSIBILITY TO RESPOND TO SUCH DISCOVERY REQUEST WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT THEREOF, TO DETERMINE WHETHER SUCH REQUEST IS APPROPRIATE AND REASONABLE GIVEN THE NATURE AND SCOPE OF THE MATTER BEING ARBITRATED AND IF THE APPOINTED ARBITRATOR (OR AAA ARBITRATOR, AS THE CASE MAY BE) DECIDES SUCH REQUEST IS APPROPRIATE AND REASONABLE, TO OUTLINE THE SCOPE OF DISCOVERY TO BE ALLOWED IN THE ARBITRATION PROCEEDINGS TO ENSURE EFFECTIVE AND PROMPT RESOLUTION OF THE MATTER BEING ARBITRATED.

                 (e) NOTICE: BY INITIALING IN THE SPACE PROVIDED BELOW, YOU ARE AGREEING TO HAVE CERTAIN DISPUTES SET FORTH IN THE PROVISIONS OF THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED HEREIN AND BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION ABOVE. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE

COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

             WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT CERTAIN DISPUTES ARISING OUT OF THE MATTERS COVERED IN THE ARBITRATION OF DISPUTES PROVISION TO NEUTRAL ARBITRATION.

          /s/ illegible                       /s/ SLB
          -----------------------             ------------------------
          LESSEE'S INITIALS                   LESSOR'S INITIALS

             19. Allowance for Lessee.

                 (a) Unamortized Allowance. Lessor hereby grants to Lessee a construction allowance (the "Unamortized Allowance") for the work needed to complete the Lessee Improvements in an amount equal to (i) the total number of square feet of Floor Area contained within the Premises (which is estimated to be 98,200 square feet of Floor Area, including the 15,200 square feet stipulated as the Floor Area of the mezzanine space) multiplied by $2.8055 for each square foot of Floor Area contained within the Premises, plus (ii) $7,000. The Unamortized Allowance shall be adjusted in accordance with the determination of Floor Area of the Premises pursuant to Paragraph 1.5 of the Lease. The Unamortized Allowance shall be available for Lessee to apply against all costs of design and construction of the Base Building Additions, any Change Orders to the Base Building initiated by Lessee and the Lessee Improvements, including without limitation, for the following costs:

                     (i) The cost of all items, work or services described in Paragraph 14(a).

                     (ii) Payment of the cost of preparing the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Final Plans.

                     (iii) The payment of plan check, permit and license fees relating to construction of the Lessee Improvements.

                     (iv) Construction of the Lessee Improvements as provided for in the Final Plans, including, without limitation, the following:

                          (aa) Installation within the Premises of all
partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items;

                          (bb) All electrical wiring, lighting fixtures, outlets
and switches, and other electrical work necessary for the Premises;

                          (cc) The furnishing and installation of all duct work,
terminal boxes, diffusers and accessories necessary for the heating, ventilation and air conditioning systems within the office portions of the Premises, including the cost of meter and key control for after-hour air conditioning;

                          (dd) Any additional improvements to the Premises
required for Lessee's use of the Premises, including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems or improvements;

                          (ee) All fire and life safety control systems such as
fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, necessary for the Premises;

                          (ff) All plumbing, fixtures, pipes and accessories
necessary for the Premises;

                          (gg) Testing and Inspection costs; and

                          (hh) Fees for the Contractor and Lessor's lessee
improvement coordinator including, but not limited to, fees and costs attributable to general conditions associated with the construction of Lessee Improvements.

             The foregoing are sometimes referred to herein as the "Lessee Work Cost."

                 (b) Additional Allowance. Lessor hereby grants to Lessee an additional allowance (the "Additional Allowance") in an amount equal to (i) the total Floor Area of the Premises (with the mezzanine stipulated to be 15,200 square feet of Floor Area), expressed in square feet multiplied by $15.50 per square foot of Floor Area (which amount is estimated to be One Million Five Hundred Twenty-Two Thousand One Hundred Dollars ($1,522,100.00) based upon the Premises having 98,200 square feet of Floor Area). The Additional Allowance shall be adjusted in accordance with the determination of Floor Area of the Premises pursuant to Paragraph 1.5 of the Lease. The Additional Allowance shall be available for

Lessee to apply against the costs of the items identified in Paragraph 19(a), to the extent not paid for by the Unamortized Allowance.

                 (c) Disbursement.

                     (i) Unless otherwise directed in writing by Lessee, Lessor shall pay, on a timely basis in accordance with the Construction Contract and the TI Contract all Lessee Work Costs described in Paragraphs 14(a)(i), (ii),
(iii) and (iv) (relating to the cost of the Base Building Additions and the Guaranteed Maximum Amount for the Lessee Improvements) (the "Lessee Hard Costs") from the Allowances, with the initial disbursements solely from the Unamortized Allowance, until the Unamortized Allowance is first exhausted and then the Additional Allowance is exhausted. Within five (5) days following the completion of each month during construction of the Improvements, Lessor shall provide Lessee with a copy of the applications for payments from the Contractors for the preceding month and a written description of any disbursements of the Allowances with inspect to the Lessee Hard Costs covered by such applications for payment.

                     (ii) To the extent the same does not constitute an "Excess Cost" (defined below), Lessor shall also reimburse Lessee from (and to the extent remaining funds are available in) the Allowances within thirty (30) days following receipt of Lessee's written request to do so, any Lessee Work Cost described in Paragraphs 14((a)(iv) and (v) or otherwise not constituting a Lessee Hard Cost. Each Lessee request for payment shall be accompanied by reasonable supporting evidence that the cost has been incurred (including statements or invoices) and customary conditional lien waivers (to the extent reimbursement is sought for Lessee Work Costs nonpayment of which could subject the Premises to a mechanics lien claim). All such requests for payment shall be submitted by Lessee not later than seventy-five (75) business days following written notification by Lessor to Lessee that Substantial Completion of the Improvements has been achieved.

                 (d) Lease Amendment. Within seventy-five (75) business days following the Substantial Completion of the Improvements, Lessor and Lessee shall execute an amendment to the Lease setting forth a new Base Rent schedule which schedule shall incorporate the amortization of any costs funded by Lessor for the benefit of Lessee under the Additional Allowance. All amounts of the Additional Allowance funded to (or for the benefit of) Lessee pursuant to Paragraph 18(c) above, together with interest thereon at the rate of ten percent (10%) per annum shall be amortized in one hundred twenty (120) equal monthly installments over the initial one hundred twenty (120) month term of the Lease as a monthly addition to Base Rent; provided, however, that in no case shall the amount of such addition to the initial Base Rent exceed $.2048 per square of Floor Area (assuming 98,200 square feet of Floor Area). For example, if the amount of the Additional Allowance so funded equals $1,522,100.00, then the monthly increase in Base Rent over the one hundred twenty (120) month initial term shall be $20,116.60 ($.2048) per square foot of Floor Area, assuming 98,200 square feet of Floor Area).

                 (e) Excess Costs.

                     (i) An "Excess Cost" means any amount by which (A) the sum of disbursements under Paragraph 18(c) exceeds (B) the sum of the Allowances.

                     (ii) If, upon Lessee's approval of the Guaranteed Maximum Amount pursuant to Paragraph 12, it is expected there will be Excess Costs, Lessor shall have the right to require Lessee to deposit on a monthly basis on or before the fifteenth (15th) day of each such month during construction of the Lessee Improvements, a pro rata share of the expected Excess Costs (which pro rata share shall be based upon the proportion of completion of the Lessee Improvements which, as of commencement of the same, was expected to be achieved as of the end of the calendar month preceding the payment of such deposit). For example, if as of the end of March, 1999, 40% of the Lessee Improvements are expected to be completed, on or before the fifteenth (15th) day of April, 1999, Lessee shall be required to deposit an amount (which shall take into account all prior deposits) equal to 40% of the expected Excess Costs. Provided that Lessee has been given notice and five (5) days opportunity to cure, if any sum due under this subparagraph (ii) is not paid within fifteen (15) days of the due date, Lessor may require that all remaining estimated Excess Costs be paid in full and in advance.

                 (f) Unused Allowance Amounts. Any portion of the Allowances for which Lessee has not made application prior to the date one hundred eighty (180) days following full completion of the Improvements and final payment to the Contractors shall not be refunded to Lessee or be available to Lessee as a credit against any obligations of Lessee under the Lease.

             20. Remedies.

                 (a) Termination. In the event Substantial Completion is not achieved on or prior to December 1, 1999 (which date shall be subject to extension for Lessee Delays or Force Majeure Delays one day for each day of Force Majeure Delay or Lessee Delay), Lessee shall have the right at any time thereafter (up until Substantial Completion of the Improvements) to terminate the Lease, without any further obligation to Lessor, upon delivery of ten (10) business days' notice of termination to Lessor; provided, however, in the case of such delivery of notice of termination, such notice shall be rendered void and of no further force or effect if Substantial Completion is achieved within such ten (10) business day period. In the event of any such termination, within three (3) business days of termination, Lessor shall return to Lessee all amounts previously deposited by Lessee with Lessor, including, without limitation, any amounts paid for Excess Costs.

                 (b) Right of Offset. In the event Lessor shall fail to make any disbursement of an Allowance due Lessee under Paragraph 19, and such failure shall continue uncured for thirty (30) days following delivery of written notice of such failure, Lessee shall have the right to offset against any rent thereafter due under the Lease the amount failed to be disbursed, plus interest thereon (from the date disbursement should have been made) at the rate of ten percent (10%) per annum; provided, however, that in the event there is any dispute between the parties as to whether a disbursement should be made, such dispute shall be resolved pursuant to arbitration under Paragraph 18 and Lessee shall not exercise its right of offset pending resolution of such arbitration.

                 (c) Liquidated Damages. The rights of Lessee for liquidated damages shall be governed by Paragraph 3.3 of the Lease.

             21. No Extra Fees or Bonds. Except as specifically provided herein, Lessor shall receive no fee or other compensation for supervision, profit or overhead (or on any other basis) for any matter related to this Work Letter. The Lessee Improvements Contractor shall not be required to provide any lien performance or completion bond.

     IN WITNESS WHEREOF, this Work Letter is executed as of the date first written above.

LESSOR:                                   LESSEE
KILROY REALTY, L.P.,                      BEAEROSPACE, INC.
a Delaware limited partnership            a Delaware corporation
By:      Kilroy Really Corporation,       By: /s/ Thomas McCaffrey
         a Maryland corporation,                   Print Name:
         its general partner                       Print Title:
         By: /s/ SL Black                 By: /s/ J Holtzman
         Name: Steven L. Black                     Print Name:
         Title: EVP                                Print Title:

                                  EXHIBIT B-1

                                  BASE BUILDING

I.       Original Base Building Plans

           See the plans described as "Anaheim Technology Center, Anaheim, California, Phase Two - Building Five (For Shell Permit Only)" prepared by Ware & Malcomb Architects, Inc., attached to this Work Letter as Exhibit B-2.

II.      Base Building Characteristics

           Not applicable

                                  EXHIBIT B-2

                             BASE BUILDING ADDITIONS

No individual amount shall exceed the amounts provided for below:

1)  Roof - Sub Purling upgrade from 2x4 to 2x6                                   $8,040
2)  Outside covered enclosure                                                   $35,000
3)  Additional glass due to Mezzanine addition                                   $3,250
4)  Additional Mezzanine as expanded beyond 15,200 square feet                 $162,675
5)  Electrical upgrade from 2000 amps to 3000 amps                               $2,000
6)  H-20 utility trench with secondary conduit and wire for 3000 amp service    $18,000
7)  A&E costs for base building additions                                       $24,800

                                                 MAXIMUM COST NOT TO EXCEED    $253,765

The Base Building Additions are those items shown as clouded items on the Base Building Plans attached to this Exhibit B-2, subject to the handwritten notations as to the clouded portions. The roof screens that are not a part of the Base Building Plans are a part of the Lessee Improvements.

               [graphics omitted and accompanying text illegible]

                                   Exhibit B-3

                              Construction Schedule

     Date                                       Action
     ----                                       ------
October 15, 1998                 Base Building & Base Building Addition Plans
                                 approved by Lessor and Lessee

October 19, 1998                 Base Building & Base Building Addition Plans submitted
                                 to City

November 3, 1998                 Grading Permit issued only for Base Building & Base
                                 Building Addition Plans

November 12, 1998                Base Building & Base Building Addition Plans permit
                                 issued

November 16, 1998                Start Construction of Base Building & Base Building
                                 Addition Plans

October 28, 1998                 Space Plan completed by Ware & Maloomb

October 30, 1998                 Space Plan approved by Lessor and Lessee

January 11, 1999                 Complete final Lessee improvement plans

January 14-24, 1999              Submit for first submittal to City

January 25, 1999                 Guarantee max. amount estimate approval from Lessee

January 25 - February 8, 1999    Address first Plan Check comments

February 9 - 16, 1999            Second City Plan Check submittal

February 17 - 24, 1999           Address second Plan Check comments

February 25, 1999                TI permit issuance by the City

February 26, 1999                Start TI construction

May 1, 1999                      Early Occupancy by Lessee

June 1, 1999                     Shell and TI Substantial Completion

July 1, 1999                     Lease Commencement - date

September 1, 1999                Rent Commencement


                               [graphic omitted]

                                    Exhibit C

                           Notice of Lease Term Dates

                                   (attached)

                           NOTICE OF LEASE TERM DATES
                          --------------------------

To:                                         Date:

        Re: Lease dated ______________, 19____ (the "Lease"), between ______________Lessor, and __________________, Lessee,
                 concerning building located at ___________________ ______________________________(the "Premises").

        In accordance with the subject Lease, we wish to advise and/or confirm as follows:

        1. That the Premises have been accepted by the Lessee as being substantially complete in accordance with the subject Lease and that, to Lessee's actual knowledge, there is no deficiency in construction except as may be indicated on the "Punch-List" prepared by Lessor and Lessee, a copy of which is attached hereto.

        2. That the Lessee has possession of the subject Premises and acknowledges that under the provisions of the Lease the Commencement Date is _________________________________, and the Term of the Lease will expire on
---------------------------------.

        3. That in accordance with the Lease, rent commenced to accrue on
-----------------.

        4. If the Commencement Date of the Lease is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter will be for the full amount of the monthly installment as provided for in the Lease.

        5. Rent is due and payable in advance on the first day of each and every month during the Term of the Lease. Your rent checks should be made payable to _______________________________ at ____________________________________.

        6. The number of rentable square feet within the Premises is ________________ square feet.

                                    Exhibit D

                        Hazardous Substances Questionaire

                                   (attached)

                        ["Removed"--not in executed document]

                                   Exhibit E-1

                                     Signage

                                   (attached)

                               [graphics omitted]

                                   Exhibit E-2

                             Lessor Signage Program

                                      None

                                    Exhibit F

                              Rules and Regulations

                                   (attached)

                              RULES AND REGULATIONS
                             ---------------------

        A. General Rules and Regulations. The following rules and regulations govern the use of the Project. Lessee will be bound by such rules and regulations.

           1. Except as specifically provided in the Lease to which these Rules and Regulations are attached, no sign, placard, picture, advertisement, name or notice may be installed or displayed on any part of the outside or inside of the Premises without the prior written consent of Lessor. Lessor will have the right to remove, at Lessee's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls are to be printed, painted, affixed or inscribed at the expense of Lessee and under the direction of Lessor by a person or company designated or approved by Lessor.

           2. If Lessor objects in writing to any curtains, blinds, shades, screens or hanging plants or other similar objects attached to or used in connection with any window or door of the Premises, or placed on any window sill, which is visible from the exterior of the Premises, Lessee will immediately discontinue such use. Lessee agrees not to place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

           3. The sidewalks, passages, exits and entrances are not open to the general public, but are open, subject to reasonable regulations, to Lessee's business invites. Lessor will in all cases retain the right to control and prevent access thereto of all persons whose presence in the reasonable judgment of Lessor would be prejudicial to the safety, character, reputation and interest of the Project and its lessees, provided that nothing herein contained will be construed to prevent such access to persons with whom any lessee normally deals in the ordinary course of its business, unless such persons are engaged in illegal or unlawful activities.

           4. Lessor expressly reserves the right to absolutely prohibit solicitation, canvassing, sales and displays of products, goods and wares in all portions of the Project except for such activities as may be expressly requested by a lessee and conducted solely within such requesting lessee's premises. Lessor reserves the right to restrict and regulate the use of the Common Areas of the Project by invites of lessees providing services to lessees on a periodic or daily basis including food and beverage vendors. Such restrictions may include limitations on time, place, manner and duration of access to a lessee's premises for such purposes.

           5. Lessor reserves the right to prevent access to the Project in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

           6. If Lessee requires a satellite dish, it will first obtain Lessor's approval, and comply with, Lessor's reasonable rules and requirements applicable to such satellite dish, which may include separate licensing by, and fees paid to, Lessor.

           7. Without the written consent of Lessor, Lessee will not use the name of the Premises or the Project in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

           8. Lessee will not sell, or permit the sale at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Lessee will not make any building-to-building solicitation of business from other lessees in the Project. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Project are prohibited, and Lessee will cooperate with Lessor to prevent such activities.

           9. Lessee will store all its trash and garbage within its Premises or in other facilities provided by Lessor.

           10. The Premises will not be used for lodging.

           11. Lessee assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

           12. Lessee's requirements will be attended to only upon appropriate application to Lessor's asset management office for the Project by an authorized individual of Lessee. Employees of Lessor will not perform any work or do anything outside of their regular duties unless under special instructions from Lessor, and no employee of Lessor will admit any person (Lessee or otherwise) to any office without specific instructions from Lessor.

           13. These Rules and Regulations are in addition to, and will not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Lessor may waive any one or more of these Rules and Regulations for the benefit of Lessee or any other lessee, but no such waiver by Lessor will be construed as a waiver of such Rules and Regulations in favor of Lessee or any other lessee, nor prevent Lessor from thereafter enforcing any such Rules and Regulations against any or all of the lessees of the Project.

        B. Parking Rules and Regulations. The following rules and regulations govern the use of the parking facilities which serve the Premises. Lessee will be bound by such rules:

           1. Except with respect to the Exclusive Use Areas, parking is prohibited:

              (a) in areas not striped for parking;
              (b) in aisles or on ramps;
              (c) where "no parking" signs are posted;
              (d) in cross-hatched areas; and
              (e) in such other areas as may be designated from time to time by
                  Lessor or Lessor's parking operator.

           2. Lessor reserves the right, without cost or liability to Lessor, to tow any vehicle if such vehicle's audio theft alarm system remains engaged for an unreasonable period of time.

           3. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

           3. All damage or loss claimed to be the responsibility of Lessor must be reported, itemized in writing and delivered to the management office located within the Project within ten (10) business days after any claimed damage or loss occurs. Any claim not so made is waived. Lessor is not responsible for damage by water or fire, or for the acts or omissions of others, or for articles left in vehicles.

              Lessor's Initials                    Lessee's Initials

                                                   /s/ illegible

                                    Exhibit G

                              Estoppel Certificate

                              ESTOPPEL CERTIFICATE
                              --------------------


        The undersigned,
("Lessor"), with a mailing address c/o
and
("Lessee"), hereby certify to           , as follows:

        1. Attached hereto is a true, correct and complete copy of that certain lease dated ________________________, 19___, between Lessor and Lessee (the "Lease"), regarding the Premises located at ___________________________ (the "Premises"). The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in Paragraph 4 below.

        2. The Term of the Lease commenced on _____________________, 19__.

        3. The Term of the Lease shall expire on ______________________, 19__.

        4. The Lease has: (Initial one)

           (   ) not been amended, modified, supplemented, extended, renewed or assigned.

           ( ) been amended, modified, supplemented, extended, renewed or assigned by the following described terms or agreements, copies of which are attached hereto:

        5. Lessee has accepted and is now in possession of the Premises.

        6. Lessee and Lessor acknowledge that Lessor's interest in the Lease will be assigned to __________ and that until further notice, payments under the Lease may continue as heretofore.

        7. The amount of monthly Base Rent is $______________.

        8. The amount of security deposits (if any) is $________________.

No other security deposits have been made except as follows:

        9. Lessee is paying the full lease rental which has been paid in full as of the date hereof. No rent or other charges under the Lease have been paid for more than thirty (30) days in advance of its due date except as follows:

        10. To the actual knowledge of Lessee, all work required to be performed by Lessor under the Lease has been completed except as follows:

        11. To the actual knowledge of Lessee, without investigation or inquiry, there are no defaults on the part of the Lessor under the Lease except as follows:

        12. To the actual knowledge of Lessee, without investigation or inquiry, Lessee has no defense as to its obligations under the Lease and claims no set-off or counterclaim against the other party except as follows:

        13. Lessee has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies other than as provided in the Lease except as follows:

        All provisions of the Lease and the amendments thereto (if any) referred to above are hereby ratified.

        The foregoing certification is made with the knowledge that _____________________________ is about to fund a loan to less
_____________________________________________is about to purchase the Project from Lessor and that ______________________________ is relying upon the foregoing in funding such loan or in purchasing the Project.

        IN WITNESS WHEREOF, this certificate has been duly executed and delivered by the undersigned as of 19___.

LESSEE:

                                        a

                                       By:

                                                Print Name:
                                                Title:

LESSEE:                                LESSOR:

a                                      a
                                       By:
By:
         Print Title                            Print Title
         Print Name:                            Title:

                                       By:
                                                Print Name:
                                                Title: